UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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BROOKDALE SENIOR LIVING INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Brookdale Senior Living Inc., to be held on Thursday, June 5, 2008 at 10:00 A.M., local time, at our corporate offices located at 111 Westwood Place, Brentwood, Tennessee.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached proxy statement.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

FOR THE BOARD OF DIRECTORS OF
BROOKDALE SENIOR LIVING INC.

Wesley R. Edens
Chairman of the Board of Directors

BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2008

To the Stockholders:

The 2008 Annual Meeting of Stockholders of Brookdale Senior Living Inc. will be held on Thursday, June 5, 2008 at 10:00 A.M., local time, at our corporate offices located at 111 Westwood Place, Brentwood, Tennessee, for the following purposes:

1. to elect two Class I directors to hold office for a term of three years and until their successors are duly elected and qualified;

2. to ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2008 fiscal year;

3. to consider and act upon a proposal to adopt the Brookdale Senior Living Inc. Associate Stock Purchase Plan; and

4. to transact such other business as may properly come before the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in this proxy statement.

Stockholders of record at the close of business on April 14, 2008 are entitled to notice of, and to vote at, the Annual Meeting, including any adjournments and postponements thereof. Our stock transfer books will remain open for the transfer of our common stock. A list of all stockholders entitled to vote at the meeting will be available for examination at our principal executive office located at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, for the ten days before the meeting between 9:00 A.M. and 5:00 P.M., local time, and at the place of the meeting during the meeting for any purpose germane to the meeting.

By Order of the Board of Directors,

T. Andrew Smith
Executive Vice President, General Counsel
and Secretary

Brentwood, Tennessee
April 29, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. YOU CAN ALSO NOW VOTE BY TELEPHONE AT THE NUMBER PROVIDED ON THE PROXY CARD OR BY THE INTERNET BY LOGGING ONTO THE SITE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS.

BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2008

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brookdale Senior Living Inc., a Delaware corporation (“Brookdale,” the “Company,” “we,” “us” or “our”), for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, June 5, 2008, including any adjournments and postponements thereof (the “Annual Meeting”).

We are mailing this proxy statement and form of proxy, together with our Annual Report to Stockholders for the year ended December 31, 2007, on or about April 29, 2008.

Date, Time and Place of the Annual Meeting

The 2008 Annual Meeting of Stockholders of Brookdale will be held on Thursday, June 5, 2008 at 10:00 A.M., local time, at our corporate offices located at 111 Westwood Place, Brentwood, Tennessee. Brookdale’s principal executive offices are located at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611 and our main telephone number is (312) 977-3700.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, stockholders will consider and act upon the following matters:

1. the election of two Class I directors to hold office for a term of three years and until their successors are duly elected and qualified;

2. a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2008 fiscal year;

3. a proposal to adopt the Brookdale Senior Living Inc. Associate Stock Purchase Plan; and

4. such other business as may properly come before the Annual Meeting.

Stockholders Entitled to Vote

As of April 14, 2008, there were outstanding and entitled to vote 103,108,693 shares of our common stock, par value $0.01 per share. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 14, 2008 are entitled to vote at the Annual Meeting, including any adjournments and postponements thereof. A stockholder list will be available for examination by our stockholders at the Annual Meeting and at the principal executive offices of the Company between 9:00 A.M. and 5:00 P.M., local time, during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on April 14, 2008 will constitute a quorum for the transaction of business. We will count votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter (“broker non-votes”) for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. The affirmative vote of a majority of the shares of our common stock voting in person or by proxy at the Annual Meeting is required for approval of the proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP and the proposal to adopt the Brookdale Senior Living Inc. Associate Stock Purchase Plan.

Stockholders who do not attend the Annual Meeting in person may submit proxies by mail. Proxies in the enclosed form, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares of common stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2008 fiscal year;

•	FOR the adoption of the Brookdale Senior Living Inc. Associate Stock Purchase Plan; and

•	in accordance with the judgment of the proxy holders as to any other matters that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

We will not count shares that abstain from voting on a particular matter or broker non-votes as votes in favor of such matter. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the proposals to ratify the appointment of Ernst & Young LLP and to adopt the Brookdale Senior Living Inc. Associate Stock Purchase Plan, abstentions from voting will have the same effect as voting against such matters and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm, but not on the proposal to adopt the Brookdale Senior Living Inc. Associate Stock Purchase Plan.

Voting of Proxies

You may vote by any one of the following means:

•	by mail;

•	by telephone;

•	on the Internet; or

•	in person, at the Annual Meeting.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Revocability of Proxy

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. You may also revoke a proxy by attending the Annual Meeting and voting in person. If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card.

Persons Making the Solicitation

This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board of Directors of Brookdale. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2008 fiscal year; and

•	FOR the adoption of the Brookdale Senior Living Inc. Associate Stock Purchase Plan.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

The first proposal is to elect two Class I directors to hold office for a term of three years and until their respective successors are duly elected and qualified.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors may determine by resolution adopted by a majority of the Board of Directors then in office the number of directors which constitute our Board of Directors. The number of directors is currently fixed at eight. Our Board of Directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 2008, 2010 and 2009, respectively.

The Board of Directors has unanimously proposed Wesley R. Edens and Frank M. Bumstead as nominees for re-election as Class I directors. If elected at the Annual Meeting, each of Messrs. Edens and Bumstead will hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If either of the nominees becomes unavailable or unwilling to serve, an event that the Board of Directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the election of Messrs. Edens and Bumstead.

The Board of Directors recommends that you vote FOR the election of each of Messrs. Edens and Bumstead to serve as directors until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified.

Information Concerning Directors and Director Nominees

Set forth below is certain biographical information for our directors, including the director nominees. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of April 14, 2008.

Name	Age	Position with Brookdale	Class

Wesley R. Edens	46	Chairman of the Board of Directors	Class I
William B. Doniger	41	Vice Chairman of the Board of Directors	Class II
Frank M. Bumstead	66	Director	Class I
Jackie M. Clegg	46	Director	Class II
Jeffrey G. Edwards	49	Director	Class II
Jeffrey R. Leeds	62	Director	Class III
Mark J. Schulte	54	Director	Class III
Dr. Samuel Waxman	71	Director	Class III

Wesley R. Edens is the Chairman of our Board of Directors and has served in this capacity since August 2005. Mr. Edens is the Chairman of the board of directors and the Chief Executive Officer of Fortress Investment Group LLC (“Fortress”). Mr. Edens has been a principal and was a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for Fortress’ private equity and publicly traded alternative investment businesses. He is also the Chairman of the board of directors of each of Aircastle Limited, Eurocastle Investment Limited, GateHouse Media, Inc., Mapeley Limited, Newcastle Investment Corp. and Seacastle Inc. and a director of GAGFAH S.A. Mr. Edens served as the Chief Executive Officer of Newcastle Investment Corp. since its inception until February 2007. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and the Chairman of the board of directors from October 2002 to January 2007. Mr. Edens was a director of Crown Castle International Corp. from January 2007 to July 2007. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC and Chief Executive Officer, President and Chairman of RIC Coinvestment Fund LP. Prior to forming Fortress, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers.

William B. Doniger became our Vice Chairman in August 2005. Mr. Doniger is a managing director of Fortress and oversees United States acquisitions. He joined Fortress in May 1998, prior to which he worked at Union Bank of Switzerland and, from January 1996 through December 1997, at BlackRock. Prior to that, Mr. Doniger was in the structured finance group of Thacher Proffitt & Wood.

Frank M. Bumstead became a member of our Board of Directors in August 2006. Prior to our acquisition of American Retirement Corporation, or ARC, Mr. Bumstead served as the Lead Director of ARC. Mr. Bumstead had been a member of the Board of Directors of ARC for 11 years. Since 1989, Mr. Bumstead has been President or Chairman and a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters and producers in the music industry. From 1993 to December 1998, Mr. Bumstead also served as the Chairman and Chief Executive Officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940. Mr. Bumstead is a director of Syntroleum Corporation.

Jackie M. Clegg became a member of our Board of Directors in November 2005. Ms. Clegg has served as the Managing Partner of the strategic consulting firm Clegg International Consultants, LLC since August 2001. Prior to that, from June 1997 through July 2001, Ms. Clegg was Vice Chair of the Board of Directors, First Vice President and for a time Chief Operating Officer of the Export-Import Bank of the United States, the official export credit institution of the United States government. Ms. Clegg currently serves on the Board of Directors of CME Group Inc., the parent company of the Chicago Mercantile Exchange. Ms. Clegg also serves on the Board of Directors and chairs the Audit Committee of Javelin Pharmaceuticals, Inc. and is a director and Audit Committee member of Blockbuster Inc. and Cardiome Pharma Corp.

Jeffrey G. Edwards became a member of our Board of Directors in November 2005. Mr. Edwards is the Founder and Managing General Partner of JGE Capital Management, LLC. JGE Capital was formed in April 1996 as a private money management firm. The company invests in public and private enterprises through its primary investment vehicle, East Peak Partners, L.P. The firm currently manages assets of approximately $1.3 billion. Prior to founding JGE Capital, Mr. Edwards was a Principal at Morgan Stanley & Co., Inc., having spent 10 years with the firm.

Jeffrey R. Leeds became a member of our Board of Directors in November 2005. Mr. Leeds is currently a self-employed consultant, having retired as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation and GreenPoint Bank in October 2004, in which capacities he served since January 1999. Prior to that, he was Executive Vice President, Finance and Senior Vice President and Treasurer of GreenPoint. He joined GreenPoint after 14 years with Chemical Bank, having held positions as Head of Asset and Liability Management, Proprietary Trading and Chief Money Market Economist. Mr. Leeds serves as a director and chairs the Audit Committees of Och-Ziff Capital Management Group LLC and United Western Bancorp, a community bank holding company located in Denver, Colorado.

Mark J. Schulte became a member of our Board of Directors in February 2008. Mr. Schulte served as our Co-Chief Executive Officer from July 2006 until February 2008. He previously served as our Chief Executive Officer from August 2005 until July 2006. Mr. Schulte also previously served as Chief Executive Officer and as a member of the Board of Directors of Brookdale Living Communities, Inc., or BLC, since 1997, and was also Chairman of the Board of BLC from September 2001 to June 2005. From January 1991 to May 1997, he was employed by BLC’s predecessor company, The Prime Group, Inc., in its Senior Housing Division, most recently serving as its Executive Vice President, with primary responsibility for overseeing all aspects of Prime’s Senior Housing Division. He is a former Chairman of the American Seniors Housing Association, or ASHA, and remains on ASHA’s board of directors. Mr. Schulte is licensed to practice law in the State of New York.

Dr. Samuel Waxman became a member of our Board of Directors in November 2005. Since 1983, Dr. Waxman has served as a professor at Mount Sinai School of Medicine where he directs a multidisciplinary cancer research laboratory and is the Albert A. and Vera G. List Professor. In addition, since July 1980, Dr. Waxman has served as the Founder and Scientific Director of the Samuel Waxman Cancer Research Foundation, which supports an international program of collaborative scientists. He is also the president of Samuel Waxman M.D. P.C. Dr. Waxman earned his M.D. Summa Cum Laude from Downstate Medical Center of the State University of New York and completed all clinical and research training at Mount Sinai Hospital in New York.

Legal Proceedings Involving Directors, Officers or Affiliates

In connection with the sale of certain communities to Ventas Realty Limited Partnership (“Ventas”) in 2004, two legal actions have been filed. The first action was filed on September 15, 2005, by current and former limited partners in 36 investing partnerships in the United States District Court for the Eastern District of New York captioned David T. Atkins et al. v. Apollo Real Estate Advisors, L.P., et al. (the “Action”). On March 17, 2006, a third amended complaint was filed in the Action. The third amended complaint is brought on behalf of current and former limited partners in 14 investing partnerships. It names as defendants, among others, the Company, BLC, one of our subsidiaries, GFB-AS Investors, LLC (“GFB-AS”), a subsidiary of BLC, the general partners of the 14 investing partnerships, which are alleged to be subsidiaries of GFB-AS, Fortress, an affiliate of our largest stockholder, and R. Stanley Young, our former Chief Financial Officer. The nine count third amended complaint alleges, among other things, (i) that the defendants converted for their own use the property of the limited partners of 11 partnerships, including through the failure to obtain consents the plaintiffs contend were required for the sale of communities indirectly owned by those partnerships to Ventas; (ii) that the defendants fraudulently persuaded the limited partners of three partnerships to give up a valuable property right based upon incomplete, false and misleading statements in connection with certain consent solicitations; (iii) that certain defendants, including GFB-AS, the general partners, and our former Chief Financial Officer, but not including the Company, BLC, or Fortress, committed mail fraud in connection with the sale of communities indirectly owned by the 14 partnerships at issue in the Action to

Ventas; (iv) that certain defendants, including GFB-AS and our former Chief Financial Officer, but not including the Company, BLC, the general partners, or Fortress, committed wire fraud in connection with certain communications with plaintiffs in the Action and another investor in a limited partnership; (v) that the defendants, with the exception of the Company, committed substantive violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”); (vi) that the defendants conspired to violate RICO; (vii) that GFB-AS and the general partners violated the partnership agreements of the 14 investing partnerships; (viii) that GFB-AS, the general partners, and our former Chief Financial Officer breached fiduciary duties to the plaintiffs; and (ix) that the defendants were unjustly enriched. The plaintiffs have asked for damages in excess of $100.0 million on each of the counts described above, including treble damages for the RICO claims. On April 18, 2006, we filed a motion to dismiss the claims with prejudice, which remains pending before the court, and plan to continue to vigorously defend this Action. A putative class action lawsuit was also filed on March 22, 2006 by certain limited partners in four of the same partnerships involved in the Action in the Court of Chancery for the State of Delaware captioned Edith Zimmerman et al. v. GFB-AS Investors, LLC and Brookdale Living Communities, Inc. (the “Second Action”). On November 21, 2006, an amended complaint was filed in the Second Action. The putative class in the Second Action consists only of those limited partners in the four investing partnerships who are not plaintiffs in the Action. The Second Action names as defendants BLC and GFB-AS. The complaint alleges a claim for breach of fiduciary duty arising out of the sale of communities indirectly owned by the investing partnerships to Ventas and the subsequent lease of those communities by Ventas to subsidiaries of BLC. The plaintiffs seek, among other relief, an accounting, damages in an unspecified amount, and disgorgement of unspecified amounts by which the defendants were allegedly unjustly enriched. On December 12, 2006, we filed an answer denying the claim asserted in the amended complaint and providing affirmative defenses. On December 27, 2006, the plaintiffs moved to certify the Action as a class action. Both the plaintiffs and defendants have served document production requests and the Action is currently in the beginning stages of document discovery. We also intend to vigorously defend this Second Action. Because these actions are in an early stage, we cannot estimate the possible range of loss, if any.

There are no other legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

Our Board of Directors has affirmatively determined that Ms. Clegg, Messrs. Bumstead, Edwards and Leeds and Dr. Waxman are “independent” under Section 303A.02(b) of the New York Stock Exchange, or NYSE, listing standards because none of them had a material relationship with Brookdale. In making this determination, our Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board of Directors consist of a majority of “independent directors” and that the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee of the Board of Directors consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board of Directors, and a director of Brookdale only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Brookdale (either directly or as a partner, shareholder or officer of an organization that has a relationship with Brookdale). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Brookdale (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Brookdale (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Brookdale; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Brookdale’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Brookdale’s present executives serve on that company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Brookdale for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Brookdale’s stock, by itself, does not constitute a material relationship.

The Board of Directors has not established additional guidelines to assist it in determining whether a director has a material relationship with Brookdale under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board of Directors, when assessing the materiality of a director’s relationship with Brookdale, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by our Board of Directors in making the required independence determinations. None of the directors or nominees that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation of Directors

We pay an annual director’s fee to each of the members of our Board of Directors (other than Messrs. Edens and Doniger) equal to $30,000, payable semi-annually. Members of our Board of Directors are also reimbursed for reasonable costs and expenses incurred in attending board and committee meetings. In addition, an annual fee of $5,000 is paid to the chairs of each of the Audit and Compensation Committees of our Board of Directors, which fee is also payable semi-annually. Affiliated directors are not separately compensated by us. Our Board of Directors has determined that the fees payable to our directors will be paid by the issuance of vested common stock under our Omnibus Stock Incentive Plan, rather than in cash, based on the value of such common stock at the date of issuance, provided that any such issuance does not prevent any independent director from being determined to be independent.

Mr. Schulte was elected to serve as a member of our Board of Directors on February 7, 2008. Our Board has determined that Mr. Schulte will be eligible to receive the annual director’s fee, as described above. In addition, as described elsewhere in this proxy statement, we have agreed to provide, at our expense, continued group health plan coverage for Mr. Schulte and his dependents for so long as he serves as a non-employee director or until March 3, 2009, whichever is longer.

Each director of the Company who is not (i) an officer or employee of the Company or of any of its parents or subsidiaries or (ii) the beneficial owner, whether directly or indirectly, of ten percent or more of our common stock (an “eligible director”) is eligible to receive additional stock grants under our Omnibus Stock Incentive Plan. Each member of our Board of Directors who was an eligible director immediately prior to the consummation of our initial public offering was granted 15,790 shares of common stock (the “initial directors’ share grants”) on the first day following the consummation of the initial public offering, which shares vest (or vested) in three equal portions on the last day of each of the Company’s 2006, 2007 and 2008 fiscal years, provided the director is still serving as of the applicable vesting date. Pursuant to these arrangements, 63,160 shares of our common stock in the aggregate (or 15,790 shares each) were granted to Ms. Clegg, Messrs. Edwards and Leeds and Dr. Waxman on the first day following the consummation of our initial public offering on November 22, 2005. In addition, Mr. Bumstead, who became a director effective August 11, 2006, was granted 6,459 shares of common stock on the date he joined the board, which shares vest (or vested) in three equal portions on December 31, 2007, December 31, 2008 and December 31, 2009, provided he is still serving as of the applicable vesting date. Each eligible director holding these shares of restricted stock will be entitled to any dividends that become payable on such shares during the restricted period so long as such director continues to serve us as a director as of the applicable record dates. Except as otherwise provided by the plan administrator of the Omnibus Stock Incentive Plan, each eligible director who did not receive an initial directors’ share grant (or an equivalent grant upon his or her appointment to the board) will receive automatic annual grants of unrestricted common stock valued at $15,000 based on the fair market value of the shares on the date of grant, on the first business day after each annual meeting of stockholders during the term of the Omnibus Stock Incentive Plan. The Compensation Committee has determined that Mr. Schulte will not be eligible for these automatic annual grants, as he previously received grants as an officer of the Company.

The following table sets forth certain summary information for the year ended December 31, 2007 with respect to the compensation awarded to, earned by, or paid to our directors (other than Mr. Schulte). Information regarding compensation awarded to, earned by, or paid to Mr. Schulte is included in “Compensation of Executive Officers” below. The table below excludes the following amounts relating to dividends paid during 2007 on unvested shares held by certain of the directors: $12,272 for Mr. Bumstead; and $22,370 for each of Ms. Clegg, Messrs. Edwards and Leeds and Dr. Waxman. Although dividends on unvested shares of stock are viewed by the Compensation Committee as part of each director’s total compensation, such amounts are excluded from the table because the full dollar value of the dividends is factored into the grant date fair value of each restricted stock award granted to the directors.

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)

Wesley R. Edens(4)	—	—	—
William B. Doniger(4)	—	—	—
Frank M. Bumstead	—	118,449	118,449
Jackie M. Clegg	—	126,558	126,558
Jeffrey G. Edwards	—	131,534	131,534
Jeffrey R. Leeds	—	131,534	131,534
Dr. Samuel Waxman	—	126,558	126,558

(1)	The grant date fair value of each equity award granted during 2007, computed in accordance with FAS 123R, is as follows:

	Number of	Grant Date
	Shares of	Fair Value
	Stock	of Stock
	Granted	Awards
Name	(#)	($)

Mr. Bumstead	333	14,992
	344	14,994
Ms. Clegg	333	14,992
	344	14,994
Mr. Edwards	388	17,468
	401	17,480
Mr. Leeds	388	17,468
	401	17,480
Dr. Waxman	333	14,992
	344	14,994

(2)	The aggregate number of unvested stock awards held by each director at December 31, 2007 (after giving effect to shares vesting on that date) is as follows:

Aggregate
Number of
Unvested
Stock Awards
Name	(#)

Mr. Bumstead	4,306
Ms. Clegg	5,263
Mr. Edwards	5,263
Mr. Leeds	5,263
Dr. Waxman	5,263

(3)	There were no forfeitures of stock awards held by the directors during 2007. See Note 16 to our Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a summary of the assumptions made in the valuation of restricted stock awards.

(4)	Messrs. Edens and Doniger, as affiliated directors, do not receive compensation from us for service as members of the Board of Directors.

Meetings of the Board of Directors

The Board of Directors met eight times in 2007. Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2007.

Executive sessions of “non-management” directors, as defined under the rules of the NYSE, are required to be held regularly. Any non-management director can request that additional executive sessions be scheduled. Our non-management directors have elected Jeffrey G. Edwards as “Lead Outside Director” to serve as chairperson for each executive session.

Brookdale does not require directors to attend the annual stockholders’ meetings, although they are invited and encouraged to attend. Five of the then-incumbent members of the Board of Directors attended the 2007 annual meeting of stockholders.

Committees of the Board of Directors

Brookdale has established four separate standing committees of its Board of Directors: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;

•	reviewing our financial statements (and related regulatory filings), including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviewing our risk and control issues, compliance programs and significant tax and legal matters;

•	having the sole discretion to appoint annually the independent registered public accounting firm and evaluating its independence and performance, as well as to set clear hiring policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm; and

•	reviewing our risk management processes.

The Audit Committee is currently chaired by Mr. Leeds and also consists of Mr. Edwards and Ms. Clegg. All three members are “independent” directors as defined under NYSE rules and under section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Leeds is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission, or SEC.

Ms. Clegg also currently serves on the audit committees of the following public companies: Blockbuster Inc., Cardiome Pharma Corp. and Javelin Pharmaceuticals, Inc. Our Board of Directors has determined that Ms. Clegg’s simultaneous service on the Company’s Audit Committee and the audit committees of the foregoing public companies does not impair her ability to effectively serve on the Company’s Audit Committee. No other member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. In 2007, the Audit Committee held eight meetings. The report of the Audit Committee is included on page 40.

The Board of Directors has adopted a written charter for the Audit Committee and a current copy of this charter is available on our website, located at www.brookdaleliving.com. In addition, a copy of the charter is available in print to any stockholder by request to the following address: Brookdale Senior Living Inc., Attention: Secretary, 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

Compensation Committee

The Compensation Committee’s functions include:

•	reviewing and recommending to the Board of Directors the salaries, benefits and restricted stock and other equity-related grants for all employees, consultants, officers, directors and other individuals compensated by us;

•	reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and determining the Chief Executive Officer’s and other executive officers’ compensation based on that evaluation; and

•	overseeing our compensation and employee benefit and incentive compensation plans and administering our Omnibus Stock Incentive Plan.

The Compensation Committee is currently chaired by Mr. Edwards and also consists of Messrs. Bumstead and Leeds and Dr. Waxman. All four members are “independent” directors as defined under the NYSE rules.

In 2007, the Compensation Committee held 10 meetings. The report of the Compensation Committee is included on page 33.

The Board of Directors has adopted a written charter for the Compensation Committee and a current copy of this charter is available on our website, located at www.brookdaleliving.com. In addition, a copy of the charter is available in print to any stockholder by request to the following address: Brookdale Senior Living Inc., Attention: Secretary, 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

Investment Committee

The Investment Committee reviews and approves certain investments and proposed transactions on behalf of the Board of Directors and performs such other responsibilities as may be delegated to it by the Board of Directors from time to time. Mr. Edens serves as the chair of the Investment Committee and Mr. Doniger serves as the only other member. The Investment Committee held eight formal meetings during 2007 and met informally on various occasions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include:

•	reviewing the performance of the Board of Directors and incumbent directors and making recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors;

•	advising the Board of Directors with respect to the corporate governance principles applicable to Brookdale; and

•	overseeing the evaluation of the Board of Directors and Brookdale’s management.

The Nominating and Corporate Governance Committee is currently chaired by Ms. Clegg and also consists of Mr. Leeds and Dr. Waxman. All three members are “independent” directors as defined under the NYSE rules. In 2007, the Nominating and Corporate Governance Committee held four meetings.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and a current copy of this charter is available on our website, located at www.brookdaleliving.com. In addition, a copy of the charter is available in print to any stockholder by request to the following address: Brookdale Senior Living Inc., Attention: Secretary, 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate and necessary characteristics, skills and experience of the Board of Directors, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board of Directors in making its decisions as to prospective candidates to the Board of Directors. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of Brookdale’s business, and educational and professional background. The committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of Brookdale’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

Each of the nominees for election as director at the Annual Meeting as described in this proxy statement, Messrs. Edens and Bumstead, are presently directors of Brookdale and thus are standing for re-election at the Annual Meeting. Mr. Bumstead was initially elected to the Board in August 2006 upon the recommendation of Fortress.

While the Nominating and Corporate Governance Committee’s charter and our corporate governance guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Amended and Restated Bylaws which permit stockholders to submit recommendations for director candidates. The Board of Directors believes that it is appropriate for Brookdale not to have a specific policy since stockholders are always free to submit recommendations for director candidates, simply by following the procedures set forth in the Amended and Restated Bylaws, as described below.

A stockholder wishing to make a nomination for a board candidate must give timely notice of the nomination in proper written form to our Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Brookdale (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, the notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, the person’s name, age, business and residence address, the person’s principal occupation or employment, and the class or series and number of shares of capital stock of Brookdale that are owned beneficially or of record by the person. The notice must also set forth the name and record address of the stockholder, the class or series and number of shares of capital stock of Brookdale that the stockholder beneficially owns or owns of record, a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. In addition, the notice must also include any other information relating to the stockholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the Chairman of the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

A person must own shares of Brookdale stock on the date that he or she sends the notice to Brookdale under the procedures above for the nomination to be valid under the Amended and Restated Bylaws. Stockholders should submit the notice described above to “Brookdale Senior Living Inc. Nominating and Corporate Governance Committee” c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. Provided that the required biographical and background material described above is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors.

Corporate Governance

The role of our Board of Directors is to ensure that Brookdale is managed for the long-term benefit of our stockholders. To fulfill this role, the Board of Directors has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards. In addition, the Board of Directors is informed regarding Brookdale’s activities and periodically reviews, and advises management with respect to, Brookdale’s annual operating plans and strategic initiatives.

The Board of Directors has adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive and Senior Financial Officers to help ensure that Brookdale abides by applicable corporate governance standards. These guidelines and codes can be accessed at the “Investor Relations” section of our website, www.brookdaleliving.com, or we will send a copy in print, at no charge, upon request addressed to our Secretary, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. Any amendment to, or waiver from, a provision of such codes of ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions, will be posted on our website.

Communications from Stockholders

The Board of Directors has in place a process for security holders to send communications to the Board of Directors. Specifically, the Board of Directors will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of Brookdale’s General Counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. Stockholders who wish to contact any other non-management director, including the Lead Outside Director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) administers the Company’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, administer our Omnibus Stock Incentive Plan, perform an annual review of executive compensation plans and annually review and approve all decisions regarding the compensation of executive officers. In addition, the Committee is responsible for annually evaluating the appropriate level of compensation for non-employee directors. The Committee’s charter reflects these responsibilities and provides that the Committee and the Board of Directors will periodically review and, if appropriate, revise the charter. The Committee’s membership is determined by the Board of Directors and is composed entirely of independent directors. The

Committee meets at scheduled times during the year and also takes action by written consent. The Committee Chairman reports on Committee actions and recommendations to the Board of Directors. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist it and to delegate authority to subcommittees as it deems appropriate.

During 2007, the Committee retained Compensation Strategies, Inc., a third-party compensation consultant, for the limited purpose of conducting a review of the structure of our executive compensation program. Other than with respect to the limited engagement of Compensation Strategies, Inc., the Committee has not retained a compensation consultant to review our policies and procedures with respect to executive or director compensation, or to recommend or determine the amount or form of executive or director compensation. The Committee may elect in the future to expand the scope of the engagement of Compensation Strategies, Inc. or to retain another compensation consultant if it determines that doing so would assist it in implementing and maintaining compensation plans and programs.

Certain of our executive officers, including our Chief Executive Officer(s), participate in Committee meetings (excluding executive sessions of the Committee) and assist the Committee in fulfilling its responsibilities regarding executive and director compensation. In that regard, our executive officers may provide information to the Committee and make recommendations to the Committee regarding compensation programs and levels (including recommendations regarding proposed equity grants). Our Chief Executive Officer(s) typically recommend(s) to the Committee any changes in the compensation of our other executive officers. Nevertheless, the Committee retains the ultimate authority and responsibility for determining the form and amount of executive and director compensation.

Throughout this proxy statement, we refer to W.E. Sheriff, our Chief Executive Officer, Mark J. Schulte, our former Co-Chief Executive Officer, Mark W. Ohlendorf, our Co-President and Chief Financial Officer, R. Stanley Young, our former Executive Vice President and Chief Financial Officer, John P. Rijos, our Co-President and Chief Operating Officer, T. Andrew Smith, our Executive Vice President, General Counsel and Secretary, and Paul A. Froning, our former Executive Vice President and Chief Investment Officer, as our “named executive officers”. We refer to each of the named executive officers other than Mr. Young as our “Senior Executive Officers”.

General Compensation Philosophy

Our general compensation philosophy is that total cash compensation should vary with the Company’s and the individual’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation that is awarded to senior managers should be closely aligned with the stockholders’ interests. Thus, long-term incentive compensation should be generally comprised of equity-based awards, the value of which cannot be realized immediately and depends upon the long-term performance of the Company and an associated increase in stockholder value. This general compensation philosophy applies to all of the Company’s management-level employees, including our Chief Executive Officer(s) and other executive officers, usually with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The key strategic compensation design priorities for the Company are: alignment with stockholder interests, employee retention and cost management.

Our compensation philosophy is designed to ensure that our compensation programs are effective in rewarding associate performance, retaining key associates and attracting new associates responsible for the success of the Company. To accomplish this objective, the Company will provide compensation that is:

•	Competitive Externally,

•	Fair Internally, and

•	Based upon Performance.

2007 Named Executive Officer Compensation

During 2006 and early 2007, the Committee engaged in a review of our executive compensation program, seeking advice and input from Brookdale’s management. Based on that review, in March 2007, the Committee adopted a set of compensation principles and practices for our Senior Executive Officers.

Under the compensation principles applicable to our Senior Executive Officers for 2007, we pursued the concept of “total compensation” that includes short and long term compensation, which took the form of salary, bonuses (including cash and equity components) and dividends from unvested awards of stock. For 2007, each Senior Executive Officer had a compensation package that consisted of:

•	Base Salary

The Committee believed that it was appropriate to maintain a moderate salary for each position and to use dividends on unvested equity grants and an annual bonus opportunity (consisting of cash and equity components) to remain market competitive. Consistent with this philosophy, each Senior Executive Officer received an annual base salary of $200,000 for 2007.

•	An Annual Bonus Opportunity

The Committee believed that each Senior Executive Officer should be given a significant bonus opportunity tied to annual performance, a significant portion of which would be in the form of performance-based equity compensation, as described in detail below.

•	Dividends on Unvested Shares of Restricted Stock

The Committee views dividends on unvested shares of restricted stock as part of each Senior Executive Officers’ total compensation package. Each of our Senior Executive Officers was eligible to receive dividends on unvested shares of restricted stock granted to them, subject to the Committee’s approval at the time of grant.

2007 Annual Bonus Opportunity

Pursuant to the Committee’s action, the Senior Executive Officers were eligible for the annual target bonus opportunity set forth below:

			Percentage	Percentage
	Annual	Annual Target	Payable	Payable
Name	Base Salary	Bonus Opportunity	in Cash	in Equity

W.E. Sheriff	$200,000	6.0 times base salary	16.7%	83.3%
Mark J. Schulte	$200,000	6.0 times base salary	16.7%	83.3%
Mark W. Ohlendorf	$200,000	6.0 times base salary*	23.1%	76.9%
John P. Rijos	$200,000	6.0 times base salary	16.7%	83.3%
T. Andrew Smith	$200,000	6.0 times base salary**	25.0%	75.0%
Paul A. Froning	$200,000	6.0 times base salary	25.0%	75.0%

*	plus additional $100,000 cash portion included in Percentage Payable in Cash above

**	Mr. Smith was guaranteed a minimum cash bonus of $200,000 for 2007 pursuant to the terms of his employment agreement.

The bonus for each Senior Executive Officer was to be paid in the manner set forth above dependent upon the Company’s level of achievement of annual performance goals established by the Compensation Committee. For 2007, the performance targets were based entirely on the Company’s Cash From Facility Operations, or CFFO, per share for the 2007 fiscal year. Achievement of the targeted level of performance would require significant growth in CFFO over 2006 and, consequently, management viewed the performance targets to be challenging. For purposes of our 2007 bonus program, the CFFO per share performance targets were defined as the Company’s publicly-reported CFFO per share, as adjusted to exclude certain acquisition and integration expenses.

The targeted level of performance under the bonus program was CFFO per share of $2.18 for fiscal 2007, which was based on the Company’s internal business plan. Achievement of the targeted level of performance would have resulted in each Senior Executive Officer earning 100% of his target bonus opportunity.

The actual percentage of the annual target bonus opportunity set forth above that each Senior Executive Officer would be eligible to receive was determined as follows:

		Percentage of
		Target Bonus
		Opportunity
Achievement Level	CFFO per Share Targets	Awarded

Achieve 103% or more of annual target	Above $2.25	150%
Achieve 101%, but less than 103%, of annual target	$2.21 to $2.25	125%
Achieve 96%, but less than 101%, of annual target	$2.11 to $2.20	100%
Achieve 92%, but less than 96%, of annual target	$2.01 to $2.10	50%
Achieve less than 92% of annual target	Below $2.01	0%

For Senior Executive Officers, the actual bonus award percentages would not be pro-rated between the steps set forth above.

The portion of any annual bonus that was to be payable in equity was to be paid in the form of unvested restricted stock, based on the market price of the Company’s common stock on the date of grant. Any awards earned were to be granted by the Committee at the time that it determined annual bonus payouts in 2008. Any such award was to be performance-based, using an appropriate annual performance measure selected by the Committee at the time of grant (such as CFFO), and was to vest in two annual tranches, dependent upon an individual’s continued employment and the level of achievement of performance goals established for each tranche at the time of grant. It was intended that the target performance goal to be established for the first tranche of each equity award would be set at a level that was consistent with goals established in the Company’s annual business plan for the year in which the grant is made. The target for the second year’s tranche would be based on a reasonable growth rate over the first year target.

The actual percentage of shares that would vest with respect to the first annual tranche was to be determined as follows:

Achievement Level	Percentage of Tranche Vesting

Achieve 97.5% or more of that year’s goal	100% vested (remaining shares carry over)
Achieve 96% or more of that year’s goal	75% vested (remaining shares carry over)
Achieve 94% or more of that year’s goal	50% vested (remaining shares carry over)
Achieve 92% or more of that year’s goal	25% vested (remaining shares carry over)
Achieve less than 92% of that year’s goal	No shares vest at that time (remaining shares carry over)

Any shares in the first annual tranche that did not vest would rollover and could vest in connection with the vesting of the shares in the second annual tranche, dependent upon achievement of the performance goals established for the second annual tranche. The actual percentage of remaining unvested shares that would vest upon achievement of the goals established for the second annual tranche was to be determined as follows:

Achievement Level	Percentage of Unvested Shares Vesting

Achieve 97.5% or more of that year’s goal	100% of remaining unvested shares vested
Achieve 96% or more of that year’s goal	75% of remaining unvested shares vested (all remaining unvested shares will be forfeited)
Achieve 94% or more of that year’s goal	50% of remaining unvested shares vested (all remaining unvested shares will be forfeited)
Achieve 92% or more of that year’s goal	25% of remaining unvested shares vested (all remaining unvested shares will be forfeited)
Achieve less than 92% of that year’s goal	All remaining unvested shares will be forfeited

The percentage of shares vesting in each tranche was to be pro-rated between the steps set forth above.

2007 Annual Bonus Results

Following the end of the fiscal year, the Committee determined that none of the Senior Executive Officers were eligible for a bonus payout under the 2007 bonus program, as the Company’s actual level of CFFO per share for 2007 was below the threshold level of performance.

Although none of the Senior Executive Officers received a bonus payout under the 2007 bonus program, Mr. Smith did receive a cash bonus of $200,000 for 2007, the payment of which was guaranteed pursuant to the terms of his employment agreement. No other Senior Executive Officer received a bonus payout for 2007.

Although the Committee retains the discretion to adjust performance targets under its cash and equity incentive programs and/or to award a bonus (or vest or issue shares) absent achievement of the relevant performance targets, the Committee elected not to pay a discretionary bonus to any of the Senior Executive Officers for 2007. To date, the Committee has not established any guidelines regarding the use of discretion, nor has it established a maximum amount for any adjustment that it may choose to make.

2007 Dividends on Unvested Shares of Restricted Stock

During 2007, our Senior Executive Officers received the following amounts as dividends on unvested shares of restricted stock previously awarded to them: $474,529 for Mr. Sheriff; $422,610 for Mr. Schulte; $433,941 for Mr. Ohlendorf; $422,610 for Mr. Rijos; $228,000 for Mr. Smith; and $174,191 for Mr. Froning. Our Senior Executive Officers also receive dividends on vested shares of stock, but the Committee does not view such dividends as part of such officers’ compensation, as all stockholders are entitled to receive any dividends that are declared on vested shares of our common stock.

2007 Long-Term Incentive Awards

As reflected in the Grants of Plan-Based Awards table below, Messrs. Schulte, Ohlendorf, Rijos and Froning each received grants of vested and/or unvested shares of stock in March 2007 in connection with the payout of their 2006 bonuses. Consistent with the compensation principles adopted by the Committee for 2007, none of the Senior Executive Officers received additional grants of restricted stock in 2007, as any additional equity grants were to be a component of each such officer’s annual bonus opportunity. As discussed above, because the Company did not achieve the threshold level of performance under the annual bonus program for 2007, no shares were issued under that plan to any of the Senior Executive Officers.

Compensation of R. Stanley Young

As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Young in September 2006, pursuant to which he resigned as an officer and employee of the Company effective March 30, 2007. Mr. Young’s annualized base salary in 2007 was $175,000. Because he would be leaving the Company during 2007, he was not eligible to participate in any of the Company’s bonus programs for 2007. As reflected in the Grants of Plan-Based Awards table below, Mr. Young received a grant of immediately vested shares of stock in March 2007 in connection with the payout of his 2006 bonus. Mr. Young did not receive any additional equity grants during 2007. During 2007, he received $84,811 as dividends on unvested shares of restricted stock previously awarded to him.

As discussed below, pursuant to the terms of his Separation Agreement, an aggregate of 188,469 shares of Mr. Young’s restricted stock vested in 2007 in connection with his resignation. In addition, during 2007, we paid Mr. Young a fee of $50,000 pursuant to the terms of a Consulting Agreement, the terms of which are summarized below.

2008 Named Executive Officer Compensation

As noted above, during 2007, the Committee engaged a compensation consultant for the limited purpose of conducting a review of the structure of our executive compensation program. In that regard, the consultant analyzed the basic structure and operation of the various elements of our existing compensation program. The consultant also completed a basic market study of the levels and structure of compensation provided to executives in similarly-titled roles at comparable companies. Although the results of the study were made available to the Committee, the Committee did not utilize the information from the study to benchmark any elements or levels of our named executive officers’ compensation.

Based on the results of the review described above, discussions with management and the Committee’s own analysis, in 2008, the Committee adopted certain changes to its compensation program for Senior Executive Officers. Although the Committee elected to retain its “total compensation” philosophy, the Committee modified several of the components of the executive compensation program in order to ensure that the program appropriately rewarded individual performance, was externally competitive and internally fair, and provided an appropriate level of retentive value.

For 2008, the total annual compensation for the Company’s Senior Executive Officers (other than Messrs. Schulte and Froning, who are no longer serving as officers of the Company) will consist of base salary, an annual performance-based cash bonus opportunity (for each Senior Executive Officer other than Mr. Sheriff), long-term incentive compensation in the form of both time-based and performance-based restricted stock awards, and dividends on unvested shares of restricted stock, as described below:

•	Base Salary

The Committee believes that an executive’s total compensation should be more heavily weighted toward variable, performance-based compensation. As such, base salary should generally comprise the smallest portion of total compensation (other than with respect to Mr. Smith, as described below). Once base salary is fixed, it does not generally depend on the Company’s performance; however, subject to employment agreement provisions, it remains adjustable, based on individual performance.

•	Annual Cash Bonus Opportunity

The purpose of performance-based compensation is to motivate and reward executives for their contributions to the Company’s performance for the applicable year by providing them with the opportunity to receive an annual cash bonus. This is accomplished by making a portion of their compensation variable and dependent upon Company performance during the applicable year, along with a smaller portion dependent upon individual performance.

•	Long-term Incentive Compensation

The purpose of long-term incentive compensation is to align an executive’s long-term goals with those of the stockholders. With respect to long-term incentive compensation, we have decided to use restricted stock (including performance-based restricted stock) to encourage employees to focus on the Company’s growth and increased stock value. We have never granted stock options and have no current plans to do so. Additionally, as a retention tool, restricted stock retains value to the employee irrespective of any movement in stock price. This encourages employees to remain with the Company during the restricted period and to continue to work to achieve the Company’s long-term goals for growth and profitability.

•	Dividends on Unvested Shares of Restricted Stock

The Committee continues to believe that the payment of dividends on unvested shares of restricted stock is an important component of the total compensation package for our Senior Executive Officers and further aligns their compensation with the interests of all stockholders. Each of our named executive officers is eligible to receive dividends on unvested shares of restricted stock granted to them, subject to the Committee’s approval at the time of grant.

2008 Base Salaries and Annual Bonus Opportunity

The annual base salaries and target bonus amounts for our Senior Executive Officers for fiscal 2008 are set forth below:

	Annual	2008
Name	Base Salary	Target Bonus

W.E. Sheriff	$200,000	$—
Mark W. Ohlendorf(1)	$250,000	$400,000
John P. Rijos(1)	$250,000	$400,000
T. Andrew Smith(2)	$475,000	$300,000

(1)	The base salary of each of Messrs. Ohlendorf and Rijos was increased from $200,000 to $250,000 effective April 21, 2008.

(2)	Mr. Smith’s base salary was increased from $200,000 to $475,000 effective January 30, 2008.

The Committee elected to increase the base salaries of certain of the Senior Executive Officers in 2008 to maintain their total compensation (including dividends on unvested shares) at a competitive level. Mr. Smith’s salary was increased to its present level in recognition of his unique role at the Company and in order to maintain his total base cash compensation at a competitive level.

With respect to Mr. Sheriff, the Committee determined that his compensation should be more significantly weighted toward long-term incentive compensation. Accordingly, the Committee elected to maintain his base salary at its 2007 level. In addition, at Mr. Sheriff’s request, the Committee determined that he would not be eligible to participate in the 2008 cash bonus program. A summary of the long-term incentive compensation awarded to Mr. Sheriff is set forth below.

In addition to the changes noted above, the Committee decided to alter the structure of the 2008 bonus program for the eligible Senior Executive Officers from the program that was in effect for 2007. Under the previous year’s compensation program, equity awards were to be granted as a part of any bonus payout and the eligible officers would not be entitled to separate grants of restricted stock as part of their total compensation package. For 2008 (as described in detail below), each of the Senior Executive Officers received grants of restricted stock as a separate part of his total compensation package and the bonus program has been restructured as a cash-only program (except as described below with respect to achievement in excess of the targeted level of performance). The target bonus opportunities for 2008 were lowered as a result of the fact that equity grants are being made separately from, and not as a part of, the annual bonus plan. The Committee established the target bonus opportunities for Messrs. Ohlendorf and Rijos at a level greater than Mr. Smith’s target bonus opportunity in an effort to more closely align each such executive’s total annual potential cash compensation.

The cash bonus for each eligible Senior Executive Officer will be paid dependent on the level of achievement of performance goals developed by management and approved by the Committee. 85% of the target bonus opportunity is based on the Company’s CFFO per share for 2008. Achievement of the targeted level of performance will require significant growth in CFFO and management therefore views the performance targets to be challenging (particularly given current market and economic conditions). Unlike the previous year’s bonus plan, which was entirely based on Company performance, the 2008 bonus plan incorporates individual objectives, which comprise 15% of each officer’s target bonus opportunity (and which, if earned, will be paid irrespective of the Company’s actual CFFO results). The level of achievement of the individual objectives will be determined by the Committee following year-end upon the recommendation of our Chief Executive Officer.

Achievement of the threshold level of CFFO performance under the bonus plan would result in 20% of the portion of the award subject to the CFFO targets being funded. Achievement of the targeted level of CFFO performance would result in 100% of the portion of the award subject to the CFFO targets being funded. Bonus opportunity percentages will be pro-rated between the threshold and target levels of performance. The bonus plan does not contain a maximum level of performance and, therefore, achievement in excess of the targeted level of performance would result in a payout in excess of 100% of the target bonus opportunity. To the extent that the targeted level of performance is exceeded, the Committee may elect to pay out amounts above target 50% in cash and 50% in shares of time-based restricted stock that would vest approximately one year from the date of grant.

2008 Long-Term Incentive Awards

In April 2008, as part of each Senior Executive Officer’s total compensation package for 2008, the Committee granted each Senior Executive Officer shares of performance-based and time-based restricted stock. The number of shares awarded to each officer is set forth below.

	No. of	No. of
	Performance-Based	Time-Based
Name	Shares Awarded	Shares Awarded

W.E. Sheriff	50,000	50,000
Mark W. Ohlendorf	25,000	25,000
John P. Rijos	20,000	20,000
T. Andrew Smith	25,000	25,000

The shares will vest ratably in four installments on May 20, 2009, May 20, 2010, May 20, 2011 and May 20, 2012, subject to an officer’s continued employment and, with respect to the performance-based shares, dependent upon the level of achievement of performance goals established for each tranche by the Committee. The performance targets for the first tranche of performance-based shares are based on the Company’s CFFO per share for 2008 and are consistent with the targets established for the 2008 bonus plan. Achievement of the threshold level of CFFO performance would result in the vesting of 20% of the shares in the first performance-based tranche. Achievement of the targeted level of CFFO performance would result in the vesting of 100% of the shares in the first performance-based tranche. The percentage of shares vesting in each tranche will be pro-rated between the threshold and target levels of performance. Any performance-based shares which do not vest in any tranche will be forfeited. The performance targets for the second, third and fourth tranches will be set by the Committee at the beginning of each subsequent year.

Each of the Senior Executive Officers will also be entitled to receive dividends on the unvested shares.

Amendment to Outstanding Performance-Based Shares

Mr. Sheriff previously received a grant of 199,802 performance-based shares of restricted stock in connection with the Company’s acquisition of ARC in 2006 and Mr. Smith received a grant of 20,000 performance-based shares in connection with his employment by the Company in 2006. Up to 50% of these shares were originally eligible to vest on December 31, 2008 depending on the degree to which a performance goal based on the Company’s net cash flow during the fourth quarter of 2007 was achieved. Up to 100% of any remaining unvested shares were originally eligible to vest on December 31, 2009 depending on the degree to which a performance goal based on the Company’s net cash flow during the fourth quarter of 2008 is achieved.

The net cash flow per share performance targets applicable to the first tranche of these shares was as follows:

% of Tranche Eligible to Vest	Fourth Quarter 2007
on December 31, 2008	Net Cash Flow per Share Targets

0%	Less than or equal to $0.55
25%	$0.55 to $0.59
50%	$0.60 to $0.64
75%	$0.65 to $0.70
100%	Over $0.70

The Company did not achieve the threshold level of performance for the first tranche of the performance-based shares. As such, no shares are eligible to vest on December 31, 2008.

During 2008, in an effort to increase the retentive value of these awards (and in recognition that full achievement of the originally-established performance goals for the fourth quarter of 2008 is unlikely), the Committee amended the terms of the awards to provide that 65% of each outstanding performance-based award is converted to time-based vesting, such that 65% of each recipient’s total award will vest on

December 31, 2009, subject only to continued employment. The remaining 35% of each such award will continue to be subject to the originally-established performance targets based on the Company’s fourth quarter 2008 net cash flow per share.

Section 162(m) Limits on Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its chief executive officer and each of its four most highly paid executive officers other than the chief executive officer. Certain performance-based compensation approved by stockholders is not subject to the compensation deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

Stock Ownership Guidelines

During 2007, our Board of Directors adopted Stock Ownership Guidelines applicable to each of the Company’s officers, including the Senior Executive Officers, in an effort to further align the interests of our executives with the interests of our stockholders. The Guidelines require the retention of varying percentages of “Profit Shares,” defined as the number of shares obtained from the vesting of restricted stock, less the number of shares an officer sells to pay all applicable taxes in connection with such vesting.

Through December 31, 2008, Mr. Sheriff is expected to retain at least 80% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans and at least 60% of any shares he has previously purchased. Through December 31, 2009, Mr. Sheriff is expected to retain at least 60% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans and at least 40% of any shares he has previously purchased. Thereafter, Mr. Sheriff is expected to retain at least 50% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans.

Through December 31, 2008, each of Messrs. Ohlendorf and Rijos is expected to retain at least 80% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Through December 31, 2009, each of Messrs. Ohlendorf and Rijos is expected to retain at least 60% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Thereafter, each of Messrs. Ohlendorf and Rijos is expected to retain at least 50% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Mr. Schulte was previously subject to the same ownership guidelines. However, as discussed elsewhere in this proxy statement, Mr. Schulte resigned as an executive officer on February 7, 2008. Thus, these ownership guidelines are no longer applicable to him.

Through December 31, 2008, Mr. Smith is expected to retain at least 70% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Through December 31, 2009, Mr. Smith is expected to retain at least 50% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Thereafter, Mr. Smith is expected to retain at least 40% of any Profit Shares he obtains or has obtained through the Company’s stock incentive plans. Mr. Froning was previously subject to the same ownership guidelines. However, as discussed elsewhere in this proxy statement, Mr. Froning resigned as an executive officer on February 11, 2008. Thus, these ownership guidelines are no longer applicable to him.

Except with respect to Mr. Sheriff, shares obtained other than through the Company’s stock incentive plans are not subject to the ownership guidelines.

Employment Agreements with Named Executive Officers

We entered into employment agreements with each of our named executive officers (other than Messrs. Froning and Smith) in connection with our initial public offering in 2005 and, with respect to Mr. Sheriff, in connection with the acquisition of ARC in 2006. We entered into an employment agreement with Mr. Smith in connection with his employment in 2006. Other than the positions and salary and bonuses, these employment agreements are substantially the same, except as noted below.

Under the employment agreements (and except as described below), the executives’ bonuses for the first fiscal year commencing after the respective effective dates of the employment agreements were to be paid 50% in cash and 50% in restricted shares of the Company’s common stock pursuant to our Omnibus Stock Incentive Plan. After the first fiscal year following the respective effective dates of the employment agreements, the executives’ respective bonuses are to be based on achievement of certain performance standards as determined by the Committee (acting on behalf of the Board of Directors) in its discretion, and may be payable in a combination of cash and vested shares of common stock in the Committee’s discretion; however, bonus amounts that exceed the executives’ target bonuses may be paid in unvested restricted shares of Company common stock, as determined by the Committee in its discretion.

The employment agreements have three-year initial terms (other than Mr. Smith’s employment agreement, which has a four-year initial term) at the end of which the agreements automatically extend on an annual basis for up to two additional one-year terms, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. The employment agreements provide that the executives will be entitled to all the usual benefits offered to employees at the executives’ levels including, vacation, sick time, participation in the employer’s 401(k) retirement plan and medical, dental and insurance programs, all in accordance with the terms of such plans and programs in effect from time to time.

The material terms of Mr. Sheriff’s employment agreement are substantially similar to the material terms of the existing employment agreements between the Company and its other named executive officers, including with respect to rights and obligations upon termination of employment and entitlement to certain employee benefits, with the following described differences. Mr. Sheriff’s employment agreement provides that his 2006 target bonus opportunity was to be calculated according to the 2006 bonus formula of ARC in effect prior to the Company’s acquisition of ARC, as adjusted as mutually agreed upon by the parties to give effect to the impact of the acquisition.

As a condition to entering into the employment agreement, Mr. Sheriff agreed to invest $9,508,073 in our common stock at a price of $38.07 per share, which shares were subject to an 18-month holding period. Following the purchase, Mr. Sheriff was granted a number of restricted shares equal to the number of shares he acquired pursuant to this obligation. Eighty percent (80%) of the restricted shares were originally scheduled to vest upon the attainment of performance goals and 20% of the shares were originally scheduled to vest based upon continued employment with the Company. As described above, during 2008, the Committee amended the terms of the performance-based shares to eliminate the performance goals associated with a portion of the award, thereby making that portion of the award subject only to time-based vesting.

The material terms of Mr. Smith’s employment agreement are substantially similar to the material terms of the employment agreements between the Company and its other named executive officers, including with respect to rights and obligations upon termination of employment and entitlement to certain employee benefits, with the following described differences. Mr. Smith was guaranteed a cash bonus for 2007 of at least $200,000 and a pro-rated cash bonus for 2006 based upon a $200,000 target.

As a condition to entering into the employment agreement, Mr. Smith agreed to invest $200,000 in our common stock at the then-current market price per share, which shares are subject to an 18-month holding period. Mr. Smith was granted 120,000 restricted shares of common stock, 20,000 of which were initially scheduled to vest upon the attainment of performance goals and 100,000 of which vested (or will vest) ratably over four years from the date of grant based upon continued employment with the Company. As described above, during 2008, the Committee amended the terms of the performance-based shares to eliminate the performance goals associated with a portion of the award, thereby making that portion of the award subject only to time-based vesting.

Mr. Froning’s letter agreement provided that, for 2006, he was entitled to an annual salary of $200,000 and an annual target bonus opportunity of $450,000, payable two-thirds (2/3) in cash and one-third (1/3) in shares of restricted stock at the fair market value on the date of grant. Under the terms of the letter agreement, any restricted shares issued would be scheduled to vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The letter agreement also provided that Mr. Froning was entitled to participate in the Company’s benefit programs.

As discussed below, Messrs. Schulte and Young each entered into a Separation Agreement and General Release in connection with their respective resignations, which effectively superseded their respective employment agreements. Similarly, the terms of Mr. Froning’s letter agreement were effectively superseded by his Separation Agreement and General Release and Consulting Agreement, the terms of which are discussed below.

See “Potential Payments Upon Termination or Change in Control” below for a summary of the provisions of the employment agreements relating to severance, termination and change in control.

Separation Agreement and General Release with R. Stanley Young

On September 15, 2006, we entered into a Separation Agreement and General Release with Mr. Young, pursuant to which Mr. Young resigned as an officer and employee of the Company effective March 30, 2007.

Mr. Young acknowledged that the consideration accorded him in the Separation Agreement was in lieu of and in full satisfaction of any obligations, including any amounts that might be payable or securities deliverable, under any contract, agreement, plan, policy, program, practice or otherwise, past or present, of the Company or any of its affiliates, including, but not limited to, his employment agreement, other than any accrued and vested benefits under any tax-qualified retirement plans.

Pursuant to the Separation Agreement, we agreed that, subject to certain conditions, (i) 1,000 of the shares of Mr. Young’s unvested restricted stock would become fully vested on the first business day after the seven calendar day revocation period provided in the Separation Agreement had passed; (ii) 2,000 of the shares of Mr. Young’s unvested restricted stock would become fully vested on the effective date of his resignation; (iii) 186,469 of the shares of Mr. Young’s unvested restricted stock would become fully vested on the effective date of his resignation, provided he executed a general release of all claims; and (iv) a performance-determined annual bonus for 2006 based on the target bonus of $150,000, as described in his employment agreement, would be delivered at the same time as similarly designed bonuses under the employment agreements of other Brookdale employees and would be comprised of 50% cash and 50% vested shares of the Company’s common stock.

Following Mr. Young’s termination of service as an executive officer of the Company, we also entered into a Consulting Agreement with him. The Consulting Agreement, dated as of April 3, 2007, provided that Mr. Young would provide certain consulting services to us, at our request, through March 30, 2008. In consideration of Mr. Young’s services under the Consulting Agreement, we paid him a fee of $50,000 on the effective date of the agreement.

Separation Agreement and General Release with Mark J. Schulte

On February 7, 2008, we entered into a Separation Agreement and General Release with Mr. Schulte, pursuant to which Mr. Schulte resigned in his capacity as Co-Chief Executive Officer of the Company effective February 7, 2008. Pursuant to the terms of the Separation Agreement, Mr. Schulte continued serving the Company as a key employee until March 3, 2008, at which time his employment and the Employment Agreement, dated August 9, 2005, between Mr. Schulte, the Company and Brookdale Living Communities, Inc. terminated.

Pursuant to the Separation Agreement, we agreed that, subject to certain conditions, all 223,274 unvested shares of restricted stock previously granted to him under the terms of the Company’s Omnibus Stock Incentive Plan or any predecessor plan would become fully vested on March 3, 2008. Mr. Schulte agreed not to transfer any of the newly vested shares, except to the extent required to pay taxes with respect to such vesting, before March 3, 2009. In addition, we agreed to provide, at our expense, continued group health plan coverage for Mr. Schulte and his dependents for so long as he serves as a non-employee director or until March 3, 2009, whichever is longer.

Under the terms of the Separation Agreement, Mr. Schulte reaffirmed the various restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality previously made by him in connection with his restricted stock award agreements. These restrictive covenants will continue to apply until the longer of the periods specified in such award agreements or the period ending nine months after the date he is no longer serving us as either an employee or as a member of our Board of Directors.

Separation Agreement and General Release and Consulting Agreement with Paul A. Froning

On February 11, 2008, we entered into a Separation Agreement and General Release and Consulting Agreement with Mr. Froning, pursuant to which Mr. Froning resigned in his capacity as Executive Vice President and Chief Investment Officer of the Company effective February 11, 2008 and was engaged to serve as a consultant to the Company effective as of such date.

Pursuant to the Separation Agreement, we agreed to amend Mr. Froning’s restricted stock awards to provide that all 93,473 unvested shares of restricted stock previously granted to him will continue vesting in accordance with the original vesting schedules for so long as he continues to serve us as a consultant. Any termination of his consulting services would be treated as a termination of employment for purposes of his award agreements. We also agreed to provide Mr. Froning with Chicago office space and assistance from Brookdale personnel comparable to what he had as an officer of the Company.

Under the terms of the Separation Agreement, Mr. Froning reaffirmed the various restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality previously made by him in connection with his restricted stock award agreements. These restrictive covenants will continue to apply until the longer of the periods specified in such award agreements or the period ending one year after the date he is no longer serving us as a consultant.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation earned by, awarded to or paid to our named executive officers for the periods indicated.

							Non-Equity
							Incentive
					Stock		Plan	All Other
		Salary	Bonus		Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)		($)	($)(2)(3)		($)

W.E. Sheriff,	2007	196,154	—		30,002	(5)	—	3,004		229,160
Chief Executive Officer(4)	2006	102,083	—		1,671,683		187,046	359,043	(6)	2,319,855
Mark J. Schulte,	2007	200,000	—		1,123,270		—	4,678		1,327,948
Former Co-Chief Executive	2006	196,154	—		1,146,718		50,000	3,821		1,396,693
Officer(7)
Mark W. Ohlendorf,	2007	200,000	—		1,170,155		—	4,698		1,374,853
Co-President and Chief	2006	200,000	—		1,216,250		100,000	2,364		1,518,614
Financial Officer(8)
R. Stanley Young,	2007	69,222	—		4,029,544	(10)	—	52,165	(11)	4,150,931
Former Executive Vice	2006	171,635	—		4,682,404	(10)	37,500	3,812		4,895,351
President and Chief Financial Officer(9)
John P. Rijos,	2007	200,000	—		1,123,270		—	4,649		1,327,919
Co-President and Chief	2006	196,154	—		1,146,718		50,000	3,821		1,396,693
Operating Officer
T. Andrew Smith,	2007	196,154	200,000	(12)	1,138,273	(5)	—	2,104		1,536,531
Executive Vice President, General Counsel and Secretary
Paul A. Froning,	2007	200,000	—		545,630		—	2,116		747,746
Former Executive Vice	2006	196,154	—		436,280		300,000	2,090		934,524
President and Chief Investment Officer(13)

(1)	There were no forfeitures of stock awards held by the named executive officers during 2007, except as follows. Messrs. Ohlendorf and Froning forfeited (via share withholding) 822 shares and 256 shares, respectively, in March 2007 to satisfy tax withholding obligations due upon the vesting of stock awards granted to them. See Note 16 to our Consolidated and Combined Financial Statements included in our

Annual Report on Form 10-K for the year ended December 31, 2007 for a summary of the assumptions made in the valuation of restricted stock awards.

(2)	Excludes the following amounts relating to dividends paid during 2007 on unvested shares held by the named executive officers: $474,529 for Mr. Sheriff; $422,610 for Mr. Schulte; $433,941 for Mr. Ohlendorf; $422,610 for Mr. Rijos; $84,811 for Mr. Young; $228,000 for Mr. Smith; and $174,191 for Mr. Froning. Although dividends on unvested shares of stock are viewed by the Compensation Committee as part of each named executive officer’s total compensation, such amounts are excluded from the table because the full dollar value of the dividends is factored into the grant date fair value of each restricted stock award granted to the named executive officers.

(3)	Unless otherwise indicated, represents the employer matching contribution to our 401(k) Plan, premiums on Company-provided life insurance and/or (in the case of Mr. Smith) a reimbursement of COBRA insurance premiums paid by the named executive officer.

(4)	Mr. Sheriff became Co-Chief Executive Officer on July 25, 2006 and Chief Executive Officer on February 7, 2008.

(5)	During 2007, we reversed a portion of the compensation expense that had previously been recognized in connection with certain outstanding performance-based restricted stock awards, including certain awards held by Messrs. Sheriff and Smith, due to our determination that full achievement of the performance-goals associated with such awards was no longer probable. As described elsewhere in this proxy statement, during 2008, the Compensation Committee amended the terms of certain of these awards (including the awards held by Messrs. Sheriff and Smith) to eliminate the performance goals associated with a portion of each award, thereby making that portion of the award subject only to time-based vesting.

(6)	Includes $357,145 of compensation associated with Mr. Sheriff’s July 25, 2006 purchase of 249,752 shares of common stock for $38.07 per share pursuant to the terms of his employment agreement. Such shares were purchased at a discount of $1.43 per share (based on the $39.50 per share price at which shares were sold in the Company’s public offering on such date).

(7)	Mr. Schulte resigned as Co-Chief Executive Officer on February 7, 2008 and was elected to serve as a member of the Company’s Board of Directors as of such date. He resigned as an employee of the Company effective March 3, 2008. He did not receive any compensation for service as a director during 2006 or 2007.

(8)	Mr. Ohlendorf became Chief Financial Officer on March 30, 2007.

(9)	Mr. Young resigned as an officer and employee of the Company effective March 30, 2007.

(10)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Young in September 2006. The Separation Agreement provided for accelerated vesting of certain restricted stock awards held by Mr. Young. The amount set forth in the table above reflects the compensation expense taken by the Company during 2006 and 2007 in accordance with FAS 123R in connection with the accelerated vesting, offset by the reversal in 2006 of compensation expense previously recognized by the Company in connection with the restricted stock awards.

(11)	As described elsewhere in this proxy statement, we entered into a Consulting Agreement with Mr. Young in March 2007. Includes $50,000 of compensation paid to Mr. Young pursuant to the terms of the Consulting Agreement.

(12)	Represents the payment of a guaranteed bonus for 2007 pursuant to the terms of Mr. Smith’s employment agreement.

(13)	Mr. Froning resigned as an officer and employee of the Company effective February 11, 2008. As described elsewhere in this Proxy Statement, we entered into a Separation Agreement and General Release and Consulting Agreement with Mr. Froning in February 2008.

Grants of Plan-Based Awards in Fiscal 2007

The following table summarizes grants of plan-based awards made to our named executive officers in 2007. All of our named executive officers are eligible to receive dividends on unvested shares of stock that have been granted to them.

								All Other
								Stock
								Awards:		Grant
		Estimated Possible Payouts			Estimated Possible Payouts			Number of		Date
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of		Fair Value
		Plan Awards(1)			Awards(2)			Stock or		of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)		($)

W.E. Sheriff		100,000	200,000	300,000	500,000	1,000,000	1,500,000
Mark J. Schulte(3)		100,000	200,000	300,000	500,000	1,000,000	1,500,000
	03/07/2007							2,221	(4)	99,989
	03/07/2007							1,110	(5)	49,972
Mark W. Ohlendorf		150,000	300,000	450,000	500,000	1,000,000	1,500,000
	03/07/2007							4,442	(4)	199,979
	03/07/2007							2,221	(5)	99,989
R. Stanley Young(6)	03/07/2007							832	(5)	37,457
John P. Rijos		100,000	200,000	300,000	500,000	1,000,000	1,500,000
	03/07/2007							2,221	(4)	99,989
	03/07/2007							1,110	(5)	49,972
T. Andrew Smith		150,000	300,000	450,000	450,000	900,000	1,350,000
Paul A. Froning(7)		150,000	300,000	450,000	450,000	900,000	1,350,000
	03/07/2007							8,440	(4)	379,969

(1)	Represents the amounts which would have been payable in cash at the threshold, target and maximum levels of performance, respectively, under the Company’s 2007 annual bonus program for the Senior Executive Officers, the terms of which are summarized elsewhere in this proxy statement. None of these amounts were actually earned, as the Company did not achieve the threshold level of performance under the program during 2007.

(2)	Represents the amounts which would have been payable in restricted shares of common stock subject to performance-based vesting conditions at the threshold, target and maximum levels of performance, respectively, under the Company’s 2007 annual bonus program for the Senior Executive Officers, the terms of which are summarized elsewhere in this proxy statement. The actual number of shares that would have been issued was to have been based on the market price of the Company’s common stock on the date of payout. None of these amounts were actually earned (and thus, no shares were issued), as the Company did not achieve the threshold level of performance under the program during 2007.

(3)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Schulte in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Schulte vested on March 3, 2008.

(4)	Represents shares of restricted stock subject to time-based vesting conditions awarded as part of such officer’s 2006 bonus payout. The shares vested or will vest ratably in three installments on March 7, 2008, March 7, 2009 and March 7, 2010, subject only to continued employment (or, with respect to Mr. Froning, subject only to his continued service as a consultant to the Company). See Footnote 3 regarding the accelerated vesting of restricted awards held by Mr. Schulte. Each recipient is eligible to receive dividends on any unvested shares.

(5)	Represents shares of immediately vested stock awarded as part of such officer’s 2006 bonus payout.

(6)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Young in September 2006. The Separation Agreement provided for accelerated vesting of 189,469 unvested shares of restricted stock held by Mr. Young in connection with his resignation in March 2007.

(7)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release and Consulting Agreement with Mr. Froning in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Froning will continue vesting in accordance with the original vesting schedules, subject only to Mr. Froning’s continued service as a consultant to the Company.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2007 (after giving effect to shares vesting on that date). The market value is based on the closing market price of the Company’s stock on December 31, 2007.

	Stock Awards
						Equity
				Equity		Incentive Plan
				Incentive Plan		Awards:
				Awards:		Market or
			Market	Number of		Payout Value
	Number of		Value of	Unearned		of Unearned
	Shares or		Shares or	Shares, Units		Shares, Units
	Units of		Units of	or Other		or Other
	Stock That		Stock That	Rights That		Rights That
	Have Not		Have Not	Have Not		Have Not
	Vested		Vested	Vested		Vested
Name	(#)		($)	(#)		($)

W.E. Sheriff	33,300	(1)(2)	946,053	199,802	(2)(3)	5,676,375
Mark J. Schulte	223,274	(4)	6,343,214	—		—
Mark W. Ohlendorf	229,442	(5)	6,518,447	—		—
R. Stanley Young	—		—	—		—
John P. Rijos	223,274	(6)	6,343,214	—		—
T. Andrew Smith	75,000	(7)	2,130,750	20,000	(3)	568,200
Paul A. Froning	93,473	(8)	2,655,568	—		—

(1)	Subject to continued employment, the shares vest ratably in two installments on December 31, 2008 and December 31, 2009.

(2)	In 2007, as part of his estate planning efforts (and upon approval by the Compensation Committee), Mr. Sheriff transferred an aggregate of 243,552 unvested shares of restricted stock (including each of these shares) to Sheriff Financial, LLC. Mr. Sheriff is the sole manager of Sheriff Financial, LLC and holds 100% of the interests in the LLC (either directly or through a grantor retained annuity trust).

(3)	Subject to continued employment, up to 50% of the shares were originally eligible to vest on December 31, 2008 depending on the degree to which a performance goal based on the Company’s net cash flow during the fourth quarter of 2007 was achieved. Up to 100% of any remaining unvested shares were originally eligible to vest on December 31, 2009 depending on the degree to which a performance goal based on the Company’s net cash flow during the fourth quarter of 2008 is achieved. The Company did not achieve the threshold level of performance during the fourth quarter of 2007, thus no shares are eligible to vest on December 31, 2008. As described elsewhere in this proxy statement, subsequent to December 31, 2007, the Compensation Committee amended the terms of these awards to provide that 65% of each outstanding performance-based award be converted to time-based vesting, such that 65% of each recipient’s total award will vest on December 31, 2009, subject to continued employment. The remaining 35% of each such award will continue to be subject to the performance targets based on the Company’s net cash flow during the fourth quarter of 2008.

(4)	221,053 of the shares were initially scheduled to vest ratably in three installments on August 9, 2008, August 9, 2009 and August 9, 2010, and 2,221 of the shares were initially scheduled to vest ratably in three installments on March 7, 2008, March 7, 2009 and March 7, 2010, subject in each case to continued

employment. As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Schulte in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Schulte vested on March 3, 2008.

(5)	Subject to continued employment, 225,000 of the shares vest ratably in three installments on August 5, 2008, August 5, 2009 and August 5, 2010. Subject to continued employment, 4,442 of the shares vested or will vest ratably on March 7, 2008, March 7, 2009 and March 7, 2010.

(6)	Subject to continued employment, 221,053 of the shares vest ratably in three installments on August 9, 2008, August 9, 2009 and August 9, 2010. Subject to continued employment, 2,221 of the shares vested or will vest ratably on March 7, 2008, March 7, 2009 and March 7, 2010.

(7)	Subject to continued employment, the shares vest ratably in three installments on December 31, 2008, December 31, 2009 and December 31, 2010.

(8)	83,300 of the shares were initially scheduled to vest ratably in three installments on September 14, 2008, September 14, 2009 and September 14, 2010, subject to continued employment. 1,733 of the shares were initially scheduled to vest ratably in two installments on March 13, 2008 and March 13, 2009, subject to continued employment. 8,440 of the shares were initially scheduled to vest ratably in three installments on March 7, 2008, March 7, 2009 and March 7, 2010, subject to continued employment. As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release and Consulting Agreement with Mr. Froning in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Froning will continue vesting in accordance with the original vesting schedules, subject only to Mr. Froning’s continued service as a consultant to the Company.

Stock Vested in Fiscal 2007

The following table summarizes the vesting of restricted stock awards and the value realized by our named executive officers as a result of such vesting during 2007.

	Stock Awards
	Number
	of Shares	Value
	Acquired	Realized on
	on Vesting	Vesting
Name	(#)	($)

W.E. Sheriff	16,650	473,027	(1)
Mark J. Schulte	1,110	49,972	(2)
Mark W. Ohlendorf	2,221	99,989	(2)
R. Stanley Young	189,301	8,454,482	(3)
John P. Rijos	1,110	49,972	(2)
T. Andrew Smith	25,000	710,250	(1)
Paul A. Froning	867	38,564	(4)

(1)	The value realized is based on the closing market price of the underlying stock on December 31, 2007, the date the shares vested.

(2)	The value realized is based on the closing market price of the underlying stock on March 7, 2007, the date the shares vested.

(3)	The value realized is based on the closing market price of the underlying stock on March 7, 2007 (832 shares) and March 30, 2007 (188,469 shares), the dates the shares vested.

(4)	The value realized is based on the closing market price of the underlying stock on March 13, 2007, the date the shares vested.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-

qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has an accrued benefit in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. The Compensation Committee may elect to adopt non-qualified defined contribution plans or other non-qualified deferred compensation plans in the future if the Compensation Committee determines that doing so is in our best interests.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2007, with equity based amounts valued at a common share price of $28.41, the reported closing price for our common shares on the NYSE on December 31, 2007.

	Circumstances of Termination
					Termination
					by us without
					Cause		Termination
	Voluntary	Termination	Termination		Following		by Executive
	Resignation by	by us for	by us without		Change in		for Good
	Executive	Cause	Cause		Control		Reason		Disability	Death
Name/Benefit	($)	($)	($)		($)		($)		($)	($)

W.E. Sheriff
Salary	—	—	100,000		200,000		100,000		200,000	200,000
Vacation/PTO	9,588	9,588	9,588		9,588		9,588		9,588	9,588
COBRA	—	—	5,135		10,270		5,135		10,270	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	473,027	(1)	946,053	(1)	473,027	(1)	—	—
Total	9,588	9,588	587,750		1,165,911		587,750		219,858	209,588
Mark J. Schulte(2)
Salary	—	—	100,000		200,000		100,000		200,000	200,000
Vacation/PTO	26,861	26,861	26,861		26,861		26,861		26,861	26,861
COBRA	—	—	8,053		16,107		8,053		16,107	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	2,114,386		6,343,214		2,114,386		—	—
Total	26,861	26,861	2,249,300		6,586,182		2,249,300		242,968	226,861
Mark W. Ohlendorf
Salary	—	—	100,000		200,000		100,000		200,000	200,000
Vacation/PTO	36,149	36,149	36,149		36,149		36,149		36,149	36,149
COBRA	—	—	8,148		16,297		8,148		16,297	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	2,172,797		6,518,447		2,172,797		—	—
Total	36,149	36,149	2,317,094		6,770,893		2,317,094		252,446	236,149
John P. Rijos
Salary	—	—	100,000		200,000		100,000		200,000	200,000
Vacation/PTO	27,631	27,631	27,631		27,631		27,631		27,631	27,631
COBRA	—	—	8,148		16,297		8,148		16,297	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	2,114,386		6,343,214		2,114,386		—	—
Total	27,631	27,631	2,250,165		6,587,142		2,250,165		243,928	227,631

	Circumstances of Termination
					Termination
					by us without
					Cause		Termination
	Voluntary	Termination	Termination		Following		by Executive
	Resignation by	by us for	by us without		Change in		for Good
	Executive	Cause	Cause		Control		Reason		Disability	Death
Name/Benefit	($)	($)	($)		($)		($)		($)	($)

T. Andrew Smith
Salary	—	—	100,000		200,000		100,000		200,000	200,000
Vacation/PTO	10,994	10,994	10,994		10,994		10,994		10,994	10,994
COBRA	—	—	6,917		13,835		6,917		13,835	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	1,065,375	(3)	2,130,750	(3)	1,065,375	(3)	—	—
Total	10,994	10,994	1,183,286		2,355,579		1,183,286		224,829	210,994
Paul A. Froning(4)
Salary	—	—	—		—		—		—	—
Vacation/PTO	12,091	12,091	12,091		12,091		12,091		12,091	12,091
COBRA	—	—	—		—		—		—	—
Market Value of Accelerated Vesting of Restricted Stock	—	—	893,352		2,655,568		893,352		—	—
Total	12,091	12,091	905,443		2,667,659		905,443		12,091	12,091

(1)	Includes only the value of the accelerated vesting of time-vesting shares. Pursuant to Mr. Sheriff’s employment agreement, if his employment is terminated by the Company without cause or by him for good reason (whether or not in connection with a change of control) at any time prior to December 31, 2009, the shares of common stock subject to performance-vesting at the time of such termination shall remain subject to the provisions of the agreement until the vesting date which immediately follows the termination. Upon such vesting date, the same number of shares shall vest as would have vested if Mr. Sheriff had remained employed on such date. The Company did not achieve the threshold level of performance during the fourth quarter of 2007, thus no shares are eligible to vest on December 31, 2008. As described elsewhere in this proxy statement, subsequent to December 31, 2007, the Compensation Committee amended the terms of these awards to provide that 65% of each outstanding performance-based award be converted to time-based vesting, such that 65% of each recipient’s total award will vest on December 31, 2009, subject to continued employment. The remaining 35% of each such award will continue to be subject to the performance targets based on the Company’s net cash flow during the fourth quarter of 2008.

(2)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release with Mr. Schulte in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Schulte vested on March 3, 2008.

(3)	Includes only the value of the accelerated vesting of time-vesting shares. Pursuant to Mr. Smith’s employment agreement, if his employment is terminated by the Company without cause or by him for good reason (whether or not in connection with a change of control) at any time prior to December 31, 2009, the shares of common stock subject to performance-vesting at the time of such termination shall remain subject to the provisions of the agreement until the vesting date which immediately follows the termination. Upon such vesting date, the same number of shares shall vest as would have vested if Mr. Smith had remained employed on such date. The Company did not achieve the threshold level of performance during the fourth quarter of 2007, thus no shares are eligible to vest on December 31, 2008. As described elsewhere in this proxy statement, subsequent to December 31, 2007, the Compensation Committee amended the terms of these awards to provide that 65% of each outstanding performance-based award be converted to time-based vesting, such that 65% of each recipient’s total award will vest on December 31, 2009, subject to continued employment. The remaining 35% of each such award will continue to be subject to the performance targets based on the Company’s net cash flow during the fourth quarter of 2008.

(4)	As described elsewhere in this proxy statement, we entered into a Separation Agreement and General Release and Consulting Agreement with Mr. Froning in February 2008. Pursuant to the terms of his Separation Agreement, all unvested shares held by Mr. Froning will continue vesting in accordance with the original vesting schedules, subject only to Mr. Froning’s continued service as a consultant to the Company.

Mr. Young is not included in the table above, as he had entered into a Separation Agreement and General Release with the Company, effective September 15, 2006, and was not serving as an officer or employee of the Company as of December 31, 2007. The terms of his Separation Agreement are discussed more fully above.

The employment agreements for our named executive officers provide that, in the event of termination of employment by the employer other than a termination for “cause” (as defined therein and described below), or by the executives with “good reason” (as defined therein and described below), and the termination is not within 12 months following a “change of control” (as defined therein and described below), the executives will receive severance payments and benefits, upon signing a release of claims in a form adopted by the employer, provided the executives comply with any restrictive covenants by which the executives are bound. These severance payments and benefits are composed of continuation of annual base salary for six months following the date of termination of employment and continuation, at the employer’s expense, of coverage under the employer’s medical plan until the earlier of the six-month anniversary of the date of termination of employment or the date the executive becomes eligible under the medical benefits program of a new employer.

In the event of a change of control, and the executives’ employment is terminated within 12 months following the change of control either by the employer (or a successor) without cause, or by the executives for good reason, then, provided the executives sign a release and comply with any restrictive covenants by which the executives are bound, the executives will be entitled to, for 12 months following the date of termination of employment, continuation of annual base salary (at the rate in effect at the time of termination, or if higher, immediately prior to the change of control) and continuation of coverage under the employer’s medical plan.

If a named executive officer’s employment is terminated due to death or disability, upon providing a release of claims, the executive (or his or her beneficiary or estate) will be entitled to continuation of the executive’s base salary for 12 months. If the termination is due to disability, the executive will also be entitled to continuation of coverage, at the employer’s expense, in the Company’s insurance plans for 12 months.

Mr. Froning’s letter agreement did not contain terms providing for the payment of severance benefits to him upon his termination, disability or death.

Upon any termination of a named executive officer’s employment, he or she will be entitled to receive a payout of his or her vacation or paid time off (PTO) balance.

Pursuant to the terms of each of the named executive officers’ restricted stock awards (other than awards to Messrs. Sheriff and Smith), upon the occurrence of a change of control of the Company, 100% of the award that is not vested at that time will immediately vest. In the event a named executive officer (other than Mr. Sheriff or Mr. Smith) is terminated without cause by the Company (other than by reason of his death or disability) or he or she terminates for good reason, the next portion of unvested shares will vest.

Pursuant to the terms of the initial restricted stock awards granted to Messrs. Sheriff and Smith, upon the occurrence of a change in control of the Company, 100% of each of their unvested shares subject to time-vesting shall immediately vest. In the event Mr. Sheriff is terminated without cause by the Company (other than by reason of his death or disability) or he terminates for good reason, the next portion of unvested shares subject to time-vesting will vest. In the event Mr. Smith is terminated without cause by the Company (other than by reason of his death or disability) or he terminates for good reason at any time prior to December 31, 2008, fifty percent (50%) of the remaining unvested shares subject to time-vesting will vest. If his employment is so terminated after December 31, 2008 and prior to December 31, 2009, fifty percent (50%) of the remaining unvested shares subject to time-vesting will vest. If his employment is so terminated after December 31, 2009 and prior to December 31, 2010, all of the remaining unvested shares subject to time-vesting will vest. The vesting of Mr. Sheriff’s and Mr. Smith’s performance-vesting shares in connection with termination without cause or for good reason is discussed in notes 1 and 3 above.

Under each of the named executive officers’ employment agreements, a “change of control” shall be deemed to have occurred if (a) any person (other than certain affiliates of Fortress Investment Group LLC) becomes the beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates); (b) the Company or any subsidiary merges or consolidates with any other corporation, except when the individuals who comprise the Company’s Board of Directors immediately prior to the transaction constitute at least a majority of the Board of Directors of the surviving entity (or its ultimate parent); or (c) the Company’s stockholders approve a plan of liquidation or dissolution or the Company completes the sale of all or substantially all of its assets (other than a sale to an entity, at least fifty percent (50%) of the combined voting power of the securities of which are owned by stockholders of the Company after the transaction in substantially the same proportions as their ownership of the Company prior to the transaction, or other than a sale immediately following which the individuals who comprise the Company’s Board of Directors immediately prior to the transaction constitute at least a majority of the Board of Directors of the entity to which the assets are sold (or its ultimate parent)). In any event, a “change of control” shall not be deemed to have occurred by virtue of the consummation of any transaction (or series of integrated transactions) immediately following which the Company’s stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction(s).

Under each of the named executive officers’ employment agreements, “cause” means (a) conviction of, or guilty plea concerning, or confession of, any felony; (b) any act of dishonesty committed by the executive in connection with the Company’s business; (c) any material breach by the executive of the employment agreement after written notice and reasonable opportunity to cure; (d) any material breach of any reasonable and lawful rule or directive of the Company; (e) the gross or willful neglect of duties or gross misconduct by the executive; and (f) the habitual use of drugs or the habitual, excessive use of alcohol that, in the Board of Director’s good faith determination, materially interferes with the performance of the executive’s duties.

Under each of the named executive officers’ employment agreements, “good reason” means either (a) the occurrence, without the executive’s written consent, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notice by the executive that he intends to terminate his employment for one of the reasons set forth below: (i) the failure by the Company to pay to the executive any portion of his base salary or bonus within thirty (30) days of the date such compensation is due; (ii) the relocation of the executive’s principal office at the Company to a location outside a fifty (50) mile radius from the executive’s principal office location at the time of entering into the employment agreement; or (iii) the executive is assigned duties, compensation or responsibilities that are materially and significantly reduced with respect to the scope or nature of the duties, compensation and/or responsibilities associated with the executive’s position at the effective date of the employment agreement and the Company fails to remedy the situation within ten (10) days following written notice by the executive; or (b) the delivery by the Company to the executive of written notice indicating that it intends not to extend the term of the employment agreement. In any event, a termination by the executive for “good reason” shall not be deemed to have occurred by virtue of changes in the executive’s duties, benefits and responsibilities resulting upon (or shortly thereafter) the consummation of any transaction (or series of integrated transactions) immediately following which the Company’s stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction(s).

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation Committee of the Board of Directors was composed of Messrs. Edwards, Bumstead and Leeds and Dr. Waxman. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board of Directors,

COMPENSATION COMMITTEE

Jeffrey G. Edwards, Chairman
Frank M. Bumstead
Jeffrey R. Leeds
Dr. Samuel Waxman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2008, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all directors and executive officers as a group, based on 105,036,621 shares of our common stock (including restricted shares) outstanding as of that date. Unless otherwise indicated, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address of each person named in the table is c/o Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

	Nature and Amount of
	Beneficial Ownership
Name of Beneficial Owner	Shares Owned(1)	Percentage

Executive Officers and Directors
Wesley R. Edens(2)	61,287,367	58.35%
W.E. Sheriff(3)	575,904	*
Mark W. Ohlendorf	320,073	*
John P. Rijos	455,118	*
T. Andrew Smith	114,529	*
R. Stanley Young(4)	384,771	*
Paul A. Froning	143,224	*
Frank M. Bumstead	19,214	*
Jackie M. Clegg	9,886	*
William B. Doniger	9,100	*
Jeffrey G. Edwards(5)	2,807,673	2.67%
Jeffrey R. Leeds	22,673	*
Mark J. Schulte	625,517	*
Samuel Waxman(6)	33,829	*
All directors and executive officers as a group (18 persons)(7)	66,854,767	63.65%
5% Stockholders
Fortress Operating Entity I LP(8)	61,007,867	58.08%
FMR LLC(9)	7,140,759	6.80%
Capital World Investors(10)	6,597,600	6.28%

*	Less than 1%

(1)	Consists of shares held, including all restricted shares held (whether or not such restricted shares have voting restrictions). See “Certain Relationships and Related Transactions” below for a summary of shares pledged as security.

(2)	Includes 279,500 shares held by Mr. Edens and other ownership as set forth in Footnote 8.

(3)	Includes 75,600 shares held by Mr. Sheriff, 249,752 shares held by a grantor retained annuity trust, 243,552 shares held by Sheriff Financial, LLC and 7,000 shares held by the W.E. Sheriff Family Partnership.

(4)	Information regarding Mr. Young’s beneficial ownership is based solely on the most recent Form 4 filed by Mr. Young with the SEC on March 9, 2007.

(5)	Includes 57,673 shares held by Mr. Edwards and 2,750,000 shares held by East Peak Partners, L.P. (“East Peak”). JGE Capital Management LLC (“JGE Capital Management”) is the sole general partner of East Peak. As President and the Principal of JGE Capital Management, Mr. Edwards makes investment decisions for East Peak. Mr. Edwards disclaims beneficial ownership of the shares held by East Peak.

(6)	Includes 28,781 shares held by Dr. Waxman and 5,048 shares held by Dr. Waxman’s defined benefit pension plan.

(7)	Excludes shares held by Messrs. Young and Froning, who no longer serve as executive officers.

(8)	Includes 33,228,000 shares held by FIT Brookdale Holdings LLC, 7,400,000 shares held by FRIT Holdings LLC, 1,702,708 shares held by Fortress Registered Investment Trust, 826,292 shares held by Fortress Brookdale Investment Fund LLC, 12,500 shares held by Drawbridge Special Opportunities Fund Ltd., 112,500 shares held by Drawbridge Special Opportunities Fund LP, 125,000 shares held by Drawbridge Global Macro Master Fund Ltd. and 17,600,867 shares owned by RIC Coinvestment Fund LP. FIT Brookdale Holdings LLC is a wholly-owned subsidiary of FIT-ALT Investor LLC, which is a wholly-owned subsidiary of FIT Holdings LLC, which is a wholly-owned subsidiary of Fortress Investment Trust II, which is a majority-owned subsidiary of Fortress Investment Fund II LLC. Fortress Investment Fund II LLC is managed by its managing member, Fortress Fund MM II LLC, which is managed by its managing member FIG LLC. FRIT Holdings LLC is wholly-owned by Fortress Registered Investment Trust, which is 100% owned by Fortress Investment Fund LLC. Fortress Investment Fund LLC is managed by its managing member, Fortress Fund MM LLC, which is managed by its managing member FIG LLC. Drawbridge Special Opportunities Advisors LLC is the investment manager of Drawbridge Special Opportunities Fund Ltd. and Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of Drawbridge Special Opportunities Advisors LLC. Drawbridge Global Macro Master Fund Ltd. is 100% owned by Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund Ltd. Drawbridge Global Macro Advisors LLC is the investment manager of each of Drawbridge Global Macro Fund LP, Drawbridge Global Macro Fund Ltd. and Drawbridge Global Macro Master Fund Ltd. FIG LLC is the sole managing member of Drawbridge Global Macro Advisors LLC. FIG Advisors LLC is the investment advisor of RIC Coinvestment Fund LP and Fortress Brookdale Investment Fund LLC and may be deemed to beneficially own the shares listed as beneficially owned by RIC Coinvestment Fund LP and Fortress Brookdale Investment Fund LLC. FIG Advisors LLC disclaims beneficial ownership of such shares. FIG Advisors LLC is a wholly-owned subsidiary of FIG LLC. Fortress Operating Entity I LP (“FOE I”) is the sole managing member of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of Fortress Investment Group LLC (“Fortress”). By virtue of his ownership interests in Fortress, Wesley R. Edens, our Chairman, may be deemed to beneficially own the shares listed as beneficially owned by Fortress. Mr. Edens disclaims beneficial ownership of such shares. The address for each of Fortress and the affiliates of Fortress listed above is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(9)	Information regarding FMR LLC (“FMR”) is based solely on an amended Schedule 13G filed with the SEC on February 14, 2008. According to such Schedule 13G, FMR, a parent holding company, reported that it has sole voting power with respect to 88,300 shares and sole dispositive power with respect to 7,140,759 shares. Members of the Edward C. Johnson 3d family together own approximately 49% of the voting power of FMR. Edward C. Johnson 3d is the Chairman of FMR. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,052,459 shares. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 23,900 shares. Fidelity International Limited (“FIL”) provides investment advisory and management services to non-U.S. investment companies and certain institutional investors, and is the beneficial owner of 64,300 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, chairman of FMR and FIL, own approximately 47% of the voting stock of FIL. The address for each of FMR and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address for Pyramis Global Advisors, LLC is 53 State Street, Boston, Massachusetts 02109. The address for FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(10)	Information regarding Capital World Investors is based solely on a Schedule 13G filed with the SEC on February 11, 2008. According to such Schedule 13G, Capital World Investors, an investment advisor, is a division of Capital Research and Management Company. Capital World Investors reported that it has sole dispositive power with respect to 6,597,600 shares. The Income Fund of America, Inc., an investment company registered under the Investment Company Act of 1940, reported that it has sole voting power with respect to 6,597,600 shares. The address of each of Capital World Investors and The Income Fund of America, Inc. is 333 South Hope Street, Los Angeles, California 90071.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that during the fiscal year ended December 31, 2007, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

Upon the consummation of our initial public offering, we entered into a Stockholders Agreement with Fortress Brookdale Acquisition LLC, Fortress Investment Trust II, FIT-ALT Investor LLC and Health Partners (as has been and may be from time to time amended, the “Stockholders Agreement”). The Stockholders Agreement provides these stockholders with certain rights with respect to the designation of directors to our Board of Directors as well as registration rights for our securities owned by them. Upon consummation of the merger with ARC, and the related underwritten public offering, Health Partners no longer beneficially owned more than 5% of the voting power of the Company and is no longer a “Stockholder” for purposes of the Stockholders Agreement.

Designation of Directors

The Stockholders Agreement requires that each of Fortress Brookdale Acquisition LLC, Fortress Investment Trust II, FIT-ALT Investor LLC, RIC Coinvestment Fund LP and their respective affiliates and permitted transferees (collectively referred to in this proxy statement as the “Fortress Stockholders”) vote or cause to be voted all of our voting stock beneficially owned by each and to take all other reasonably necessary action so as to elect to our Board of Directors, so long as the Fortress Stockholders beneficially own (i) more than 50% of the voting power of the Company, four directors, or, if the board shall be composed of eight members, five directors, designated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (ii) between 25% and 50% of the voting power of the Company, three directors designated by FIG Advisors; (iii) between 10% and 25% of the voting power of the Company, two directors designated by FIG Advisors; and (iv) between 5% and 10% of the voting power of the Company, one director designated by FIG Advisors.

If at any time the number of our directors entitled to be designated by FIG Advisors pursuant to the Stockholders Agreement shall decrease, within ten days thereafter, FIG Advisors shall cause the appropriate number of directors to resign and any such vacancy shall be filled by a majority vote of our Board of Directors.

In accordance with the Stockholders Agreement, FIG Advisors has designated Wesley R. Edens, William B. Doniger, Jeffrey R. Leeds, Jeffrey G. Edwards and Frank M. Bumstead to our Board of Directors.

Registration Rights

Demand Rights.  For so long as the Fortress Stockholders collectively and beneficially own an amount of our common stock at least equal to 5% or more of our common stock issued and outstanding immediately after the consummation of our initial public offering (a “Registrable Amount”), they will retain “demand” registration rights that allow them at any time after six months following the consummation of our initial public offering to request that we register under the Securities Act of 1933, as amended, an amount equal to or greater than 5% of our stock that they own. The Fortress Stockholders are entitled to an aggregate of two demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within four months of any other demand registration, and may refuse a request for demand registration if in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.

Piggyback Rights.  For so long as the Fortress Stockholders beneficially own an amount of our common stock at least equal to 1% of our common stock issued and outstanding immediately after the consummation of our initial public offering, the Fortress Stockholders have “piggyback” registration rights that allow them to include the shares of common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that have registration rights. The “piggyback” registration rights of these stockholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.  For so long as the Fortress Stockholders beneficially own a Registrable Amount, they have a right to request a shelf registration on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of the shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders. In addition, the Fortress Stockholders that have not made a request for a shelf registration may elect to participate in such shelf registration within ten days after notice of the registration is given.

Indemnification; Expenses.  We have agreed to indemnify the Fortress Stockholders against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell shares of our common stock, unless such liability arose from their misstatement or omission, and they have agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay all expenses incident to our performance under the Stockholders Agreement, and the Fortress Stockholders will pay all underwriting discounts, commissions and transfer taxes relating to the sale of their shares under the Stockholders Agreement.

Employment of Glenn E. Sheriff

Since the date of our acquisition of ARC, we have employed Glenn E. Sheriff as our Senior Director of Marketing Analytics. Mr. Sheriff is the son of W.E. Sheriff, our Chief Executive Officer. Mr. Sheriff was previously employed in a substantially similar capacity for ARC. Mr. Sheriff’s annual base salary is $112,120. He also participates in our bonus program for similarly-situated management level employees and, like other similarly-situated employees, is eligible to receive awards of restricted stock under our Omnibus Stock Incentive Plan. In addition, Mr. Sheriff is eligible to participate in the other benefit plans and programs we offer from time to time to similarly-situated employees.

Loan to Mark J. Schulte

In October 2000, Brookdale Living Communities Inc., or BLC, loaned approximately $2.0 million to Mark J. Schulte, a member of our Board of Directors and our former Co-Chief Executive Officer. In exchange, BLC received a ten-year, secured, non-recourse promissory note from Mr. Schulte, which bears interest at a rate of 6.09% per annum, 2.0% of which is payable in cash and the remainder of which accrues and will be paid at maturity on October 2, 2010. The largest outstanding amount of indebtedness due on the note since the beginning of fiscal 2007 was approximately $2.7 million. At April 14, 2008, the outstanding indebtedness on the loan was approximately $2.7 million. The amount of interest paid on the loan since the beginning of fiscal 2007 was approximately $51,000. No portion of the principal has been repaid since the beginning of fiscal 2007. The note was originally secured by Mr. Schulte’s membership interests in Fortress Brookdale Acquisition LLC, or FBA, an affiliate of Fortress and the former holder of a majority of the outstanding common stock of BLC. The loan to Mr. Schulte resulted from negotiations between Mr. Schulte and Fortress, our largest stockholder. As a result, some of the terms of this loan may not have been as favorable to us as if such loan was negotiated with an unaffiliated third party. In connection with our formation transactions in September 2005, BLC and Mr. Schulte substituted as collateral for this loan 115,159 shares of our common stock received by Mr. Schulte in exchange for his membership interests in FBA. Following the formation transactions, BLC became a wholly-owned subsidiary of the Company.

Consulting Arrangement with Paul A. Froning

As summarized elsewhere in this proxy statement, Paul A. Froning, our former Executive Vice President and Chief Investment Officer, has been retained to serve as a consultant to the Company. Mr. Froning currently serves as an employee of Fortress. We have agreed to provide Mr. Froning with Chicago office space and assistance from Brookdale personnel comparable to what he had as an officer of the Company.

Due Diligence Assistance in Connection with Fortress’ Acquisition of Holiday Retirement Corp.

During the quarter ended December 31, 2006, we were engaged by an affiliate of Fortress to provide certain due diligence services in connection with the affiliate’s proposed acquisition of Holiday Retirement Corp. We were paid a fee of $175,000 for our services and received reimbursement of $20,940 of expenses incurred in performing those services. The parties determined that the services were provided on terms that would be charged by unaffiliated third parties for similar services. We completed our work in connection with the engagement during 2007.

Fortress Credit Agreements

Two affiliates of Fortress, FRIT Holdings LLC and FIT Holdings LLC, entered into separate credit agreements, both dated June 28, 2006, with Deutsche Bank AG, London Branch, or Deutsche Bank, as Administrative Agent and sole lender. Pursuant to these credit agreements, the affiliates received an aggregate commitment of approximately $1.43 billion from Deutsche Bank, and this amount was secured by, among other things, a pledge by the borrowers and one other affiliate of Fortress of a total of 40,628,000 shares of our common stock owned by such affiliates. The credit agreements contained customary default provisions and also required prepayment or cash collateralization of a portion of the borrowings by the borrowers in the event the trading price of our common stock decreased below certain specified levels. We were not a party to the credit agreements and had no obligations thereunder.

In connection with our obligations under the Stockholders Agreement, we received a request from Fortress to file a registration statement on Form S-3 to permit the registration of the sale of up to 40,628,000 shares of common stock that Fortress or certain of its affiliates had pledged as collateral in connection with the credit agreements. We filed the registration statement on Form S-3 on December 21, 2006.

On January 2, 2008, we were informed by Fortress that all amounts borrowed under the foregoing credit agreements had been repaid and that the credit agreements had been terminated. As a result, shares of our stock owned by these affiliates of Fortress are no longer pledged under the credit agreements with Deutsche Bank. We were also informed that, on December 28, 2007, FIT Holdings LLC, as borrower, entered into a loan agreement with Goldman Sachs Bank USA, as agent, Goldman, Sachs & Co., as collateral agent, and the lenders party thereto. Pursuant to the loan agreement, the borrower has received a loan of approximately $250 million from the lenders, and this amount has been secured by, among other things, a pledge by the borrower and one or more of its wholly-owned subsidiaries of a total of 33,228,000 shares of our common stock owned by the borrower and such subsidiaries. The 33,228,000 shares of common stock represented approximately 32.6% of our issued and outstanding common stock as of December 31, 2007.

The loan agreement contains customary default provisions and also requires cash collateralization of a portion of the borrowings by the borrower in the event the trading price of our common stock decreases below certain specified levels. In the event of a default under the loan agreement by the borrower, the collateral agent may foreclose upon any and all shares of common stock pledged to it and may seek recourse against the borrower and its subsidiary. The sale of these pledged shares in the event of a default could have an adverse impact on the price of our shares.

The borrower has agreed in the loan agreement that if a shelf registration statement is not effective and usable for resales of any portion of the pledged common stock by the lenders as of or any time after January 4, 2008, the borrower will prepay a related portion of the borrowings.

We are not a party to the loan agreement and have no obligations thereunder. Wesley R. Edens, the Chairman of our Board of Directors, owns an interest in Fortress and is the Chairman of its board of directors and Chief Executive Officer. William B. Doniger, the Vice Chairman of our Board of Directors, is a managing director of Fortress.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions, which we refer to as our Related Person Policy. Pursuant to the terms of the Related Person Policy, we will enter into or ratify related person transactions only when the Audit Committee of our Board of Directors determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Related person transactions that are identified as such prior to the consummation thereof or amendment thereto may be consummated or amended only if the transaction has been reviewed and approved in advance by the Audit Committee (or in those instances where the General Counsel determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, by the chair of the Audit Committee). All Related Persons (defined below) and all business unit leaders responsible for a proposed transaction are required to report to our legal department any potential related person transaction prior to entering into the transaction. The legal department will determine whether the transaction is a related person transaction and, therefore, should be submitted to the Audit Committee for consideration. In the event our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In the event any of such persons become aware of a completed related person transaction that has not been previously approved or ratified, the Audit Committee or its chair shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

At the Audit Committee’s first meeting of each fiscal year, the committee will review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000 and, taking into consideration the Company’s contractual obligations, will determine whether to continue, modify or terminate each such transaction.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Related Person Policy also requires Audit Committee pre-approval of proposed charitable contributions, or pledges of charitable contributions, by the Company to a charitable or non-profit organization for which a Related Person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Because our Related Person Policy was adopted in early 2007, none of the transactions described above were subject to the policy’s pre-approval requirements (other than the consulting arrangement with Mr. Froning, for which pre-approval was obtained). However, the Audit Committee has ratified each of the transactions described above that remains ongoing.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed Brookdale’s audited consolidated financial statements as of and for the year ended December 31, 2007 and discussed these financial statements with Brookdale’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Brookdale’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Brookdale’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Committee deemed appropriate.

Brookdale’s independent registered public accounting firm also provided the Audit Committee with the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Brookdale is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Brookdale’s Board of Directors that the audited financial statements be included in Brookdale’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted by the Audit Committee of the Board of Directors,

AUDIT COMMITTEE

Jeffrey R. Leeds, Chairman
Jackie M. Clegg
Jeffrey G. Edwards

PROPOSAL NUMBER TWO
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP, independent accountants (“E&Y”), to be Brookdale’s independent registered public accounting firm for the year 2008 and has further directed that the appointment of E&Y be submitted for ratification by our stockholders at the 2008 Annual Meeting. If the stockholders do not ratify this appointment, our Audit Committee will re-evaluate the appointment of E&Y.

E&Y was also Brookdale’s independent registered public accounting firm for 2007. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as independent auditors for Brookdale. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with E&Y in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the Audit Committee has concluded that the ability of E&Y to perform services for Brookdale is in no way adversely affected by any such investigation or litigation.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Brookdale and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.

A representative of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of E&Y as Brookdale’s independent registered public accounting firm for fiscal year 2008.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

In connection with the audit of the 2007 financial statements, Brookdale entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for Brookdale. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Set forth below are the aggregate fees billed by E&Y during 2007 and 2006 for all audit, audit related, tax and other services provided by E&Y to Brookdale.

	2007	2006

Audit Fees	$1,583,000	$2,798,000
Audit Related Fees	$167,043	$840,000
Tax Fees	$36,235	$404,000
All Other Fees	$—	$—

“Audit Fees” include fees for the audit of Brookdale’s annual financial statements and review of financial statements included in Brookdale’s quarterly reports (Forms 10-Q) and fees for the audit of management’s assessment of internal control over financial reporting. This category also includes review of, and consents for, filings with the SEC related to acquisitions and registration statements (including secondary offerings) and the issuance of comfort letters associated with those offerings.

“Audit Related Fees” include fees for services related to audits not required by statute or regulations and the performance of due diligence procedures in connection with our acquisitions.

“Tax Fees” include fees for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, assistance with preparing tax returns, value added tax, government sales tax and equivalent tax matters in local jurisdictions, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, and assistance with tax audit defense matters.

“All Other Fees” include fees paid by Brookdale to E&Y that are not included in the three paragraphs above. There were no services in that category in 2007 or 2006.

Audit Committee Pre-Approval Policies and Procedures

Brookdale’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, Brookdale’s independent registered public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.

PROPOSAL NUMBER THREE
ADOPTION OF THE BROOKDALE SENIOR LIVING INC.
ASSOCIATE STOCK PURCHASE PLAN

Background and Purpose

The Company believes in providing its employees with an opportunity to invest in its common stock. In this regard, on April 21, 2008, the Board of Directors adopted, subject to stockholder approval, the Brookdale Senior Living Inc. Associate Stock Purchase Plan (the “Stock Purchase Plan”). Subject to stockholder approval, the Stock Purchase Plan will become effective on October 1, 2008.

If stockholder approval of the Stock Purchase Plan is received at the Annual Meeting, the number of shares which may be issued under the Stock Purchase Plan will initially be 1,000,000, which number of shares may be adjusted for certain changes in capitalization of the Company, including, but not limited to, stock splits, reorganizations, recapitalizations and stock dividends. In addition, the number of shares of stock reserved for issuance under the Stock Purchase Plan will automatically increase by 200,000 shares on the first day of each calendar year beginning January 1, 2010.

The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of the Company’s common stock on a quarterly basis at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to provide an incentive for eligible employees to become stockholders. The Board of Directors believes that broad-based employee participation in the ownership of the Company’s common stock will help achieve the unity of purpose conducive to the growth of the Company that comes from equity ownership by the Company’s employees.

Summary of Material Provisions of the Stock Purchase Plan

The following is a brief summary of the principal features of the Stock Purchase Plan, which is qualified in its entirety by reference to the Stock Purchase Plan itself, a copy of which is attached hereto as Appendix A and incorporated by reference herein.

Participation, Awards Under the Stock Purchase Plan.  Pursuant to the Stock Purchase Plan, all employees of the Company or any of its subsidiaries who have been employed by the Company for at least six months, except those that customarily work 20 hours per week or less and those that customarily work less than five months in any calendar year, are eligible to participate in the Stock Purchase Plan. Any employee who owns more than five percent (5%) of the Common Stock, however, is not eligible to participate in the Stock Purchase Plan. The approximate number of employees eligible to participate in the Stock Purchase Plan as of the date of this proxy statement is 16,800.

Participating in the Stock Purchase Plan is voluntary, and eligible employees may enroll by specifying the amount of compensation to be deducted during each payroll period for the purchase of shares of common stock. The Stock Purchase Plan will operate on the basis of successive periods of three (3) months (i) commencing on July 1 and ending on September 30; (ii) commencing on October 1 and ending on December 31; (iii) commencing on January 1 and ending on March 31; and (iv) commencing on April 1 and ending on June 30. Each of these three month periods is hereafter referred to as an “Option Period”.

Under the terms of the Stock Purchase Plan, each eligible employee may elect to deduct from his or her compensation not less than $10.00 and up to 15% of his or her base pay for each Option Period. The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the Stock Purchase Plan). On the Exercise Date, which is the last trading date of each Option Period, the amount deducted from each participant’s salary over the course of the Option Period will be used to purchase shares of the Company’s common stock at a purchase price (the “Exercise Price”) equal to 90% of the closing market price of the shares of common stock on the New York Stock Exchange on the Exercise Date. On each Exercise Date, all options shall be automatically exercised, except for the options of persons whose employment has terminated or who have withdrawn all contributions. If the total number of shares of common stock to be purchased by all participants on an Exercise Date exceeds the number of shares of common stock remaining authorized for issuance under the Stock Purchase Plan, a pro-rata allocation of the shares of common stock available for issuance will be made among the electing participants in proportion to their respective Contribution Account balances on the Exercise Date.

Options granted under the Stock Purchase Plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of the Company’s common stock which may be purchased by any participant on an Exercise Date shall be 200 shares; (ii) no participant is allowed to purchase, during any calendar year, stock under the Stock Purchase Plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company; and (iv) no participant may assign, transfer or otherwise alienate any options granted to him, except by will or the laws of descent and distribution, and such option must be exercised during the participant’s lifetime only by him.

To be eligible for or to change the amount of withholding for an Option Period, a participant must have completed an enrollment form specifying the amount to be withheld at least 15 days prior to the commencement of an Option Period. A participant may elect to withdraw from the Stock Purchase Plan and to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing at any time during the Option Period prior to the Exercise Date, provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If a participant fails to timely notify the Company of his or her intent to withdraw, the participant’s contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.

Upon termination of employment as a result of death, disability or retirement (at or after age 65) during an Option Period, no further contributions will be made to a participant’s Contribution Account. In such an event, the participant or his or her legal representative may elect to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing prior to the Exercise Date in the Option Period; provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If no such request is timely made, the balance will be used to purchase shares of common stock on the succeeding

Exercise Date. In the event of a termination of a participant’s employment for a reason other than death, disability or retirement during an Option Period, no further contributions will be made and the remaining balance will be paid in cash to the former employee.

Amendment and Termination.  The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options to purchase stock outstanding at the termination date shall become null and void and the balance in each participant’s Contribution Account shall be paid to that participant, without interest. Without the approval of the stockholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).

Number of Shares Reserved Under Stock Purchase Plan.  The Company has initially reserved, subject to stockholder approval, 1,000,000 shares of common stock for issuance under the Stock Purchase Plan. The aggregate number of shares of common stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of common stock or a right to acquire a fractional share of common stock, such fractional share shall be disregarded. As noted above, the number of shares of stock reserved for issuance under the Stock Purchase Plan will automatically increase by 200,000 shares on the first day of each calendar year beginning January 1, 2010.

Rights as a Stockholder.  At the time funds are used to purchase common stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued.

Certain Federal Income Tax Consequences.  The following is a brief summary of certain U.S. federal income tax aspects of options awarded under the Stock Purchase Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Stock Purchase Plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the Stock Purchase Plan.

The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally do not immediately recognize income for federal income tax purposes on the amount of the initial discount when shares of common stock are purchased. If the recipient of common stock under the Stock Purchase Plan disposes of shares before the end of the holding period (two years after the Grant Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the common stock on the Exercise Date. The excess (if any) of the amount received upon disposition over the market value on the Exercise Date will be taxed as a capital gain. If a disposition occurs after the expiration of the holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of (i) the original discount on the shares of common stock assuming the shares had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Exercise Date. The difference between the amount received upon disposition and the tax basis (i.e., purchase price plus amount taxed as ordinary income) will be treated as a capital gain or a capital loss for tax purposes, as the case may be. The Company generally will not be entitled to a tax deduction for compensation expense of the original sales to participants, but may be entitled to a deduction if a participant disposes of common stock received under the Stock Purchase Plan prior to the expiration of the applicable holding period.

The following table provides certain information as of December 31, 2007 with respect to our equity compensation plans:

Equity Compensation Plan Information

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants and	Options, Warrants	(Excluding Securities
	Rights	and Rights	Reflected in Column (a))
Plan Category	(a)(1)	(b)	(c)

Equity compensation plans approved by security holders(2)	—	—	1,972,593
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,972,593

(1)	In addition to options, warrants, and rights, our Omnibus Stock Incentive Plan allows awards to be made in the form of shares of restricted stock or other forms of equity-based compensation. As of December 31, 2007, 1,909,557 shares of unvested restricted stock issued under our Omnibus Stock Incentive Plan were outstanding. In addition, as of such date, 1,110,784 shares of unvested restricted stock issued under the plans of our predecessor entities were outstanding. Such shares are not reflected in the table above.

(2)	Under the terms of our Omnibus Stock Incentive Plan, the number of shares reserved and available for issuance will increase annually each January 1 by an amount equal to the lesser of (1) 400,000 shares or (2) 2% of the number of outstanding shares of our common stock on the last day of the immediately preceding fiscal year.

Conclusion and Recommendation

The Board of Directors believes it is in the best interests of the Company and its stockholders to adopt the Stock Purchase Plan to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company’s stockholders generally.

The proposal to adopt the Stock Purchase Plan will be adopted if it receives affirmative votes from a majority of the shares of common stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends that you vote FOR the adoption of the Stock Purchase Plan.

Deadline for Submitting Stockholder Proposals

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at Brookdale’s principal executive offices no later than December 30, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under our Bylaws, in order for a stockholder proposal to be included in our proxy statement and form of proxy for our next annual meeting, the stockholder must be a stockholder of record on the date the notice is given, and the notice must be received by Brookdale between February 5, 2009 and March 7, 2009 unless the 2009 annual meeting is called for a date that is not within twenty-five days before or after June 5, 2009, in which case the notice must be received by Brookdale not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the stockholder’s name and record address, (c) the class or series and number of shares of capital stock of Brookdale that the stockholder owns beneficially or of record, (d) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of the business by the stockholder and any material interest of the stockholder in the business and (e) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.

The notice should be mailed to the Secretary of Brookdale at “Attention: Secretary, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611”. Brookdale reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, Attention: Secretary, and can also be accessed through our website at www.brookdaleliving.com.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 may be obtained, without charge, by any stockholder to whom this proxy statement is sent, upon written request to T. Andrew Smith, Secretary, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, Attention: Secretary.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 5, 2008.

This Proxy Statement and the Annual Report for the year ended December 31, 2007 are available at www.brookdaleliving.com/proxy.

Appendix A

BROOKDALE SENIOR LIVING INC.
ASSOCIATE STOCK PURCHASE PLAN

ARTICLE I.
INTRODUCTION

1.1  ESTABLISHMENT OF PLAN.  Brookdale Senior Living Inc., a Delaware corporation (the “Company”), adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Brookdale Senior Living Inc. Associate Stock Purchase Plan.

1.2  PURPOSE.  The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become stockholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3  QUALIFICATION.  This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

1.4  RULE 16B-3 COMPLIANCE.  This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

ARTICLE II.
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1  BOARD OF DIRECTORS.  The Board of Directors of the Company.

2.2  CLOSING MARKET PRICE.  The last sale price of the Stock as reported on the New York Stock Exchange on the date specified; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3  CODE.  The Internal Revenue Code of 1986, as amended from time to time.

2.4  COMMENCEMENT DATE.  The first day of each Option Period. The first Commencement Date shall be October 1, 2008.

2.5  CONTRIBUTION ACCOUNT.  The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6  EFFECTIVE DATE.  October 1, 2008.

2.7  EMPLOYEE.  Each employee of the Employer except:

(a) any employee who has been employed less than six (6) months;

(b) any employee whose customary employment is twenty (20) hours per week or less; or

(c) any employee whose customary employment is for not more than five (5) months in any calendar year.

2.8  EMPLOYER.  The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and

(iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan. For purposes of this Plan, the term “corporation” means a corporation as defined in Section 1.421-1(i)(1) of the Treasury Regulations, which definition includes a limited liability company taxable as a corporation for all Federal tax purposes.

2.9  EXERCISE DATE.  The last trading date of each Option Period on the New York Stock Exchange.

2.10  EXERCISE PRICE.  The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11  FIVE-PERCENT STOCKHOLDER.  An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.12  GRANT DATE.  The first trading date of each Option Period on the New York Stock Exchange.

2.13  OPTION PERIOD.  Successive periods of three (3) months (i) commencing on July 1 and ending on September 30, (ii) commencing on October 1 and ending on December 31, (iii) commencing on January 1 and ending on March 31, and (iv) commencing on April 1 and ending on June 30.

2.14  PARTICIPANT.  Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.15  PLAN.  Brookdale Senior Living Inc. Associate Stock Purchase Plan.

2.16  PLAN ADMINISTRATOR.  The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.17  STOCK.  Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.18  SUBSIDIARY.  Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE III.
STOCKHOLDER APPROVAL

3.1  STOCKHOLDER APPROVAL REQUIRED.  This Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2  STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS.  Without the approval of the stockholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Sections 6.1 and 10.3. Approval by stockholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, and comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options.

ARTICLE IV.
ELIGIBILITY AND PARTICIPATION

4.1  CONDITIONS.  Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he has been employed for six (6) months. No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2  APPLICATION FOR PARTICIPATION.  Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than fifteen (15) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of fifteen percent (15%) of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3  DATE OF PARTICIPATION.  All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4  ACQUISITION OR CREATION OF SUBSIDIARY.  If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

ARTICLE V.
CONTRIBUTION ACCOUNT

5.1  EMPLOYEE CONTRIBUTIONS.  The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than ten dollars ($10.00) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2  MODIFICATION OF CONTRIBUTION RATE.  No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least fifteen (15) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from March 22 through March 31, June 21 through June 30,

September 21 through September 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than fifteen (15) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3  WITHDRAWAL OF CONTRIBUTIONS.  A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4  LIMITATIONS ON CONTRIBUTIONS.  During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.

ARTICLE VI.
ISSUANCE AND EXERCISE OF OPTIONS

6.1  RESERVED SHARES OF STOCK.  The Company shall initially reserve one million (1,000,000) shares of Stock for issuance upon exercise of the options granted under this Plan. The number of shares of Stock reserved for issuance under this Plan shall automatically increase by two hundred thousand (200,000) shares the first day of each calendar year beginning January 1, 2010.

6.2  ISSUANCE OF OPTIONS.  On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3  DETERMINATION OF EXERCISE PRICE.  The Exercise Price of the options granted under this Plan for any Option Period shall be ninety percent (90%) of the Closing Market Price of the Stock on the Exercise Date.

6.4  PURCHASE OF STOCK.  On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.

6.5  TERMS OF OPTIONS.  Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.

6.6  LIMITATIONS ON OPTIONS.  The options granted hereunder are subject to the following limitations:

(a)  The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be two hundred (200) shares. This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3.

(b)  No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c)  No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d)  No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7  PRO-RATA REDUCTION OF OPTIONED STOCK.  If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.8  APPLICABLE SECURITIES LAWS.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

ARTICLE VII.
TERMINATION OF PARTICIPATION

7.1  TERMINATION OF EMPLOYMENT.  Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2  DEATH.  If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

7.3  RETIREMENT.  If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

7.4  DISABILITY.  If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

ARTICLE VIII.
OWNERSHIP OF STOCK

8.1  ISSUANCE OF STOCK.  As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2  PREMATURE SALE OF STOCK.  If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i)  prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii)  prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3  TRANSFER OF OWNERSHIP.  A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

ARTICLE IX.
ADMINISTRATION AND AMENDMENT

9.1  ADMINISTRATION.  The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, and (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2  AMENDMENT.  The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.
MISCELLANEOUS

10.1  EXPENSES.  The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2  NO CONTRACT OF EMPLOYMENT.  Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3  ADJUSTMENT UPON CHANGES IN STOCK.  The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4  EMPLOYER’S RIGHTS.  The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5  LIMIT ON LIABILITY.  No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6  GENDER AND NUMBER.  For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7  GOVERNING LAW.  The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury Regulations promulgated thereunder.

10.8  HEADINGS.  Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.9  SEVERABILITY.  If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

IN WITNESS WHEREOF, the Employer has adopted this Plan as of the 21st day of April, 2008, to be effective as of the Effective Date (subject to approval by the Company’s stockholders at the 2008 Annual Meeting of Stockholders).

BROOKDALE SENIOR LIVING INC.

By:	/s/ W.E. Sheriff
Name:  W.E. Sheriff
Title:    Chief Executive Officer

ATTEST:

/s/  T. Andrew Smith
T. Andrew Smith, Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

BROOKDALE SENIOR LIVING INC.
June 5, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The Election of two Class I directors:

☐ FOR ALL NOMINEES	NOMINEES:

¡ Wesley R. Edens
¡ Frank M. Bumstead
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

	FOR	AGAINST	ABSTAIN

2. The ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for the 2008 fiscal year;	☐	☐	☐
3. The adoption of the Brookdale Senior Living Inc. Associate Stock Purchase Plan; and	☐	☐	☐
4. Any other business properly presented at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Wesley R. Edens, W.E. Sheriff and T. Andrew Smith, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Brookdale Senior Living Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Brookdale Senior Living Inc., to be held on Thursday, June 5, 2008 at 10:00 A.M., local time, at the Company’s corporate offices located at 111 Westwood Place, Brentwood, Tennessee, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice and proxy statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BROOKDALE SENIOR LIVING INC.
June 5, 2008
PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

1. The Election of two Class I directors:
☐ FOR ALL NOMINEES	NOMINEES:
¡ Wesley R. Edens
¡ Frank M. Bumstead
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

	FOR	AGAINST	ABSTAIN

2. The ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for the 2008 fiscal year;	☐	☐	☐
3. The adoption of the Brookdale Senior Living Inc. Associate Stock Purchase Plan; and	☐	☐	☐
4. Any other business properly presented at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

MARK HERE IF YOU PLAN TO
ATTEND THE ANNUAL MEETING.    ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.